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                             BURR-BROWN CORPORATION

                             FUTURE INVESTMENT TRUST



Originally Effective January 1, 1966
Most Recent Restatement Effective January 1, 1987
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..............................................................................     2
         1.1      "Account"........................................................................     2
         1.2      "Accrued Benefit"................................................................     2
         1.3      "Accumulated Profits"............................................................     2
         1.4      "Act"............................................................................     2
         1.5      "Affiliated Company".............................................................     2
         1.6      "Beneficiary"....................................................................     2
         1.7      "Board"..........................................................................     2
         1.8      "Code"...........................................................................     2
         1.9      "Committee"......................................................................     2
         1.10     "Company"........................................................................     2
         1.11     "Company Matching Contributions".................................................     2
         1.12     "Company Matching Contributions Account".........................................     3
         1.13     "Company Profit Sharing Contributions"...........................................     3
         1.14     "Company Profit Sharing Contributions Account"...................................     3
         1.15     "Company Stock"..................................................................     3
         1.16     "Compensation"...................................................................     3
         1.17     "Current Profits"................................................................     4
         1.18     "Direct Rollover"................................................................     4
         1.19     "Distributee"....................................................................     4
         1.20     "Effective Date".................................................................     4
         1.21     "Eligibility Computation Period".................................................     4
         1.22     "Eligible Earnings"..............................................................     4
         1.23     "Eligible Employee"..............................................................     5
         1.24     "Eligible Retirement Plan".......................................................     5
         1.25     "Eligible Rollover Distribution".................................................     5
         1.26     "Employee".......................................................................     6
         1.27     "Employee Deferral Contributions"................................................     6
         1.28     "Employee Deferral Contributions Account"........................................     6
         1.29     "Financial Hardship".............................................................     6
         1.30     "Five Percent (5%) Owner"........................................................     6
         1.31     "Fixed Income Investment Sub-Account"............................................     6
         1.32     "Fund"...........................................................................     6
         1.33     "Funding Agent"..................................................................     6
         1.34     "Highly Compensated Employee"....................................................     6
         1.35     "Hour of Service"................................................................     7
         1.36     "Investment Manager".............................................................     7
         1.37     "1986 Profit Sharing Account"....................................................     8
         1.38     "Normal Retirement Age"..........................................................     8
         1.39     "Normal Retirement Date".........................................................     8
         1.40     "Participant"....................................................................     8
         1.41     "Period of Severance"............................................................     8
         1.42     "Plan"...........................................................................     8
         1.43     "Plan Administrator".............................................................     8
         1.44     "Plan Year"......................................................................     8
         1.45     "Rollover Account"...............................................................     8
         1.46     "Rollover Contribution"..........................................................     8
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                                       i.
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         1.47     "Service"........................................................................     8
         1.48     "Severance Date".................................................................     8
         1.49     "Spouse".........................................................................     8
         1.50     "Stock Bonus Account"............................................................     8
         1.51     "Top Paid Group".................................................................     8
         1.52     "Total Disability"...............................................................     9
         1.53     "Total Distribution".............................................................     9
         1.54     "Trust Agreement"................................................................     9
         1.55     "Trustee"........................................................................     9
         1.56     "Valuation Date".................................................................     9
         1.57     "Variable Income Investment Sub-Account".........................................     9
         1.58     "Vesting Service"................................................................     9
         1.59     Additional Terms.................................................................    10

ARTICLE II  SERVICE DEFINITIONS....................................................................    11
         2.1      Hour of Service..................................................................    11
         2.2      Service..........................................................................    11
         2.3      Severance Date...................................................................    11
         2.4      Period of Severance..............................................................    13
         2.5      Vesting Service..................................................................    13

ARTICLE III  EMPLOYEES ENTITLED TO PARTICIPATE.....................................................    14
         3.1      Eligibility to Participate.......................................................    14
         3.2      Election to Participate in Employee Deferral Contributions Portion of Plan.......    14
         3.3      Leased Employees.................................................................    14
         3.4      Effect of Rehiring...............................................................    14

ARTICLE IV  CONTRIBUTIONS..........................................................................    16
         4.1      Employee Deferral Contributions..................................................    16
         4.2      Changes in Contribution Rates....................................................    16
         4.3      Suspension of Contributions......................................................    16
         4.4      Company Matching Contributions...................................................    16
         4.5      Profit Sharing Contributions.....................................................    16
         4.6      Rollover Contributions...........................................................    17
         4.7      General Limitations on Company and Employee Deferral Contributions...............    17
         4.8      Special Definitions..............................................................    17
         4.9      Limitation on Annual Addition....................................................    19
         4.10     Remedial Action..................................................................    19
         4.11     Reallocation of Forfeitures......................................................    20
         4.12     Time Period for Payment of Company Contributions.................................    20

ARTICLE V  SPECIAL RULES GOVERNING EMPLOYEE DEFERRAL CONTRIBUTIONS AND

COMPANY MATCHING CONTRIBUTIONS.....................................................................    21
         5.1      Limitations on Employee Deferral Contributions of Highly Compensated
                  Employees........................................................................    21
         5.2      Excess Contributions.............................................................    21
         5.3      Limitations on Allocation of Matching Contributions to Accounts of Highly
                  Compensated Employees............................................................    23
         5.4      Aggregate Limitations............................................................    24
         5.5      Remedial Action..................................................................    25
         5.6      Limitations on Employee Deferral Contributions...................................    26
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                                       ii.
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ARTICLE VI  SPECIAL PROVISIONS FOR STOCK BONUS ACCOUNTS............................................    28
         6.1      Special Requirements for Stock Bonus Accounts....................................    28
         6.2      Put Option Requirements..........................................................    29

ARTICLE VII  INVESTMENT FUNDS AND INVESTMENT OF CONTRIBUTIONS......................................    30
         7.1      Investment Funds.................................................................    30
         7.2      Investment Elections.............................................................    30
         7.3      Changes in Investment Elections..................................................    30
         7.4      Transfers Between Funds..........................................................    30
         7.5      Restrictions on Insiders.........................................................    30

ARTICLE VIII  INDIVIDUAL ACCOUNTS..................................................................    31
         8.1      Accounts for Participants........................................................    31
         8.2      Valuation of Accounts............................................................    31
         8.3      Rollover Accounts................................................................    31

ARTICLE IX  VESTING................................................................................    33
         9.1      Vesting in the Employee Deferral Contributions Account, the 1986 Profit Sharing
                  Account, the Stock Bonus Account and the Rollover Account........................    33
         9.2      Vesting in Company Matching Contributions Account and the Company Profit Sharing
                  Contributions Account............................................................    33
         9.3      Determination of Vested Interest in the Company Profit Sharing Contributions
                  Account and Company Matching Contributions Account in the Event of a Severance
                  Date.............................................................................    33
         9.4      Restoration of Forfeiture........................................................    33
         9.5      Amendments to Vesting Schedule...................................................    34

ARTICLE X  WITHDRAWALS DURING EMPLOYMENT...........................................................    35
         10.1     In-Service Withdrawals...........................................................    35
         10.2     Withdrawal Rules.................................................................    35
         10.3     Withdrawal of Company Matching Contributions.  Effective January 1, 1993, a
                  Participant may no longer withdraw funds from his Company Matching Contributions
                  Accounts.

ARTICLE XI  DISTRIBUTION UPON TERMINATION OF EMPLOYMENT............................................    37
         11.1     Death............................................................................    37
         11.2     Payments Upon Termination of Employment..........................................    37
         11.3     Forfeiture of Non-vested Benefits................................................    37
         11.4     Timing of Distributions..........................................................    37
         11.5     Forms and Timing of Distributions from Stock Bonus Account.......................    38
         11.6     Participant Payment Election Regarding Stock Bonus Account.......................    40
         11.7     Unclaimed Amounts; Notices.......................................................    40
         11.8     Direct Rollovers.................................................................    40

ARTICLE XII  LOANS.................................................................................    41
         12.1     Loan Applications................................................................    41
         12.2     Loan Terms.......................................................................    41
         12.3     Offset Rights....................................................................    42
         12.4     Liquidation of Account...........................................................    42
         12.5     Earmarked Investment.............................................................    42
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                                      iii.
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ARTICLE XIII  FIDUCIARY............................................................................    44
         13.1     Plan Administrator...............................................................    44
         13.2     Named Fiduciary..................................................................    44
         13.3     Employment of Advisors...........................................................    44
         13.4     Multiple Fiduciary Capacities....................................................    44
         13.5     Indemnification..................................................................    44

ARTICLE XIV  ADMINISTRATION........................................................................    45
         14.1     The Committee....................................................................    45
         14.2     Powers and Duties of the Committee...............................................    45
         14.3     Delegation of Responsibility by the Committee....................................    45
         14.4     Investment Direction by Plan Administrator.......................................    46
         14.5     The Investment Manager...........................................................    46
         14.6     Appointment of a Trustee.........................................................    46
         14.7     Funding Policy...................................................................    47
         14.8     Compensation of Investment Manager and Trustees..................................    47
         14.9     Facility of Benefit Payment......................................................    47
         14.10    Claims and Appeals...............................................................    47

ARTICLE XV  RIGHTS OF PARTICIPANTS.................................................................    49
         15.1     Limitations on Rights of Participants............................................    49
         15.2     Prohibition Against Assignment or Alienation of Benefits.........................    49

ARTICLE XVI  AMENDMENT OF THE PLAN.................................................................    50
         16.1     Amendment of the Plan............................................................    50

ARTICLE XVII  TERMINATION OF THE PLAN..............................................................    51
         17.1     Termination of the Plan..........................................................    51
         17.2     Effect of Discontinuance.........................................................    51
         17.3     Effect of Termination............................................................    51
         17.4     Plan Transfers or Mergers........................................................    51
         17.5     Corporate Changes................................................................    52
         17.6     Determination of Partial Termination.............................................    52

ARTICLE XVIII  TOP-HEAVY PLAN PROVISIONS...........................................................    53
         18.1     Definitions......................................................................    53
         18.2     Top-Heavy Status.................................................................    55
         18.3     General Rules....................................................................    55
         18.4     Vesting Provisions...............................................................    56
         18.5     Minimum Contribution Provisions..................................................    56
         18.6     Coordination of Plans............................................................    56
         18.7     Limitation of Contributions......................................................    56

ARTICLE XIX  QUALIFIED DOMESTIC RELATIONS ORDERS...................................................    58
         19.1     Definitions......................................................................    58
         19.2     Notification.....................................................................    58
         19.3     Procedures.......................................................................    59
         19.4     Payment..........................................................................    59

ARTICLE XX  MISCELLANEOUS PROVISIONS...............................................................    60
         20.1     Plan Interpretation..............................................................    60

                                       iv.
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         20.2     Consents by Board and Committees.................................................    60
         20.3     Return of Contributions..........................................................    60
         20.4     Plan Expenses....................................................................    60
         20.5     Applicable Law...................................................................    61
         20.6     Conditional Establishment........................................................    61
         20.7     Headings.........................................................................    61

ADDENDUM SPECIAL TERMINATION PROVISIONS............................................................    62

                                       v.
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                             BURR-BROWN CORPORATION

                             FUTURE INVESTMENT TRUST

                                  INTRODUCTION

                  Effective as of January 1, 1966, the Burr-Brown Corporation Future Investment Trust (the "Plan") was implemented by the BURR-BROWN CORPORATION (the "Company") to provide retirement benefits to United States based Employees. Effective as of January 1, 1987, the Plan was amended and restated in its entirety to incorporate the changes in applicable federal law. The Plan was amended on several occasions thereafter. This Restatement of the Plan, effective as of January 1, 1987 except as otherwise noted, is intended to bring the Plan into compliance with current laws, including The Tax Reform Act of 1986, The Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993.

                  The primary purpose of the Plan as hereby amended and restated is to enable participating employees of the Company to accumulate retirement savings on a pre-tax basis and to accumulate capital for their future economic security. Consequently, participating employees may from time to time receive a profit sharing contribution, if the Company determines there to be sufficient profitability, will be able to defer compensation under the Plan pursuant to
Section 401(k) of the Internal Revenue Code and will receive a matching contribution out of Company profits. The allocations from profit sharing contributions, the employee pre-tax contributions and matching contributions will be invested as participating employees direct within the scope of the investments available under the Plan. The Plan will also continue to hold the Company stock which was previously held in the Burr-Brown Corporation Stock Bonus Plan and was transferred to the Plan when the Stock Bonus Plan merged into this Plan effective as of July 1, 1989.

                  The Plan, as hereby amended and restated, is intended to constitute a qualified profit sharing plan which meets the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code.
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                                    ARTICLE I

                                   DEFINITIONS

                  Definitions. When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

                  1.1 "Account" shall mean a Participant's Employee Deferral Contributions Account, Company Matching Contributions Account, Company Profit Sharing Contributions Account, the 1986 Profit Sharing Account, the Stock Bonus Account and the Rollover Account as described in Section 8.3. Where more than one Account of any type has been established for a Participant or Beneficiary, reference to "Account" shall include each Account of that type except where the context clearly indicates to the contrary.

                  1.2 "Accrued Benefit" shall mean the balance in a Participant's Accounts.

                  1.3 "Accumulated Profits" shall mean the retained earnings of the Company as reported on its audited financial statements.

                  1.4 "Act" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

                  1.5 "Affiliated Company" shall mean (a) the Company, (b) any other corporation which is a member of a controlled group of corporations which includes the Company, as determined in accordance with the ownership rules of
Section 1563 of the Code, without regard, however, to subsection (a)(4) or
(e)(3)(C) of such Section 1563, (c) any other employer entity which is under common control with the Company, as determined in accordance with Regulations issued under Section 414(c) of the Code, (d) any affiliated service group, as determined under Section 414(m) of the Code, or (e) any other entity required to be aggregated with the Company pursuant to Regulations issued under Section 414(o) of the Code. For purposes of the limitation on benefits set forth in
Article IV, the determination of whether a corporation is an Affiliated Company will be made only after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent (80%)" each place the latter phrase appears in Section 1563(a)(1) of the Code.

                  1.6 "Beneficiary" shall mean any individual, trust or other recipient named by a Participant to receive benefits payable hereunder upon his death. In the case of a Participant who has a Spouse, such Spouse must be the Participant's Beneficiary hereunder, except as may otherwise be provided in
Section 11.1.

                  1.7 "Board" shall mean the board of directors of Burr-Brown Corporation.

                  1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  1.9 "Committee" shall mean the committee appointed by the Board pursuant to Section 14.1 which shall have such duties and responsibilities as are specifically allocated to it under Article XIV.

                  1.10 "Company" shall mean Burr-Brown Corporation, and each successor in interest to the Company resulting from merger, consolidation, or transfer of substantially all of its assets which shall by appropriate action adopt the Plan.

                  1.11 "Company Matching Contributions" shall mean the Company contributions described in Section 4.4.

                                       2.
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                  1.12 "Company Matching Contributions Account" shall mean the record of money and assets derived from the Company Matching Contributions as described in Section 4.4 and held by the Trustee for the benefit of a Participant or Beneficiary pursuant to the provisions of the Plan.

                  1.13 "Company Profit Sharing Contributions" shall mean the Company contributions described in Section 4.5.

                  1.14 "Company Profit Sharing Contributions Account" shall mean the record of money and assets derived from Company Profit Sharing Contributions described in Section 4.5 and held by the Trustee for the benefit of a Participant or Beneficiary pursuant to the provisions of the Plan.

                  1.15 "Company Stock" shall mean common stock issued by Burr-Brown Corporation, as described in Section 6.1.

                  1.16 "Compensation" shall mean: (1) all current compensation, wages and earnings paid to a Participant during the Plan Year, whether in cash or property, for services performed while an Employee, but only to the extent such compensation, wages and earnings constitute wages within the meaning of
Section 3401(a) of the Code which are reportable on Form W-2 or other compensation for which the Participant must be furnished a written statement under Section 6041(d) or 6051(a)(3) of the Code, plus (2) any Employee Deferral Contributions made on the Participant's behalf under this Plan, and (3) any other elective pre-tax contributions made on the Participant's behalf pursuant to salary deferral or reduction arrangements maintained by one or more Affiliated Companies under Sections 125, 401(k), 408(k) and 403(b) of the Code. Not more than Two Hundred Thousand Dollars ($200,000.00) of Compensation shall be taken into account per Employee for any Plan Year beginning after December 31, 1988 and before January 1, 1994, subject to cost-of-living adjustments authorized from time to time by the Secretary. In addition to any other applicable limitations set forth in the Plan and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual dollar amount of Compensation taken into account under the Plan per Employee shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00), as adjusted from time to time for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any period (not exceeding twelve (12) months) over which Compensation is to be determined (the "determination period") beginning in such calendar year. Should the determination period consist of less than twelve (12) months, then the annual Compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the annual Compensation limit set forth above.

                  Compensation shall be relevant for certain designated purposes under the Plan. Included among such purposes are: (1) the identification of Highly Compensated Employees and (2) the determination of whether the Employee Deferral Contributions, Company Matching Contributions and Company Profit Sharing Contributions under the Plan discriminate in favor of such Highly Compensated Employees. The following additional rules shall be applicable in determining Compensation for these subparagraphs (1) and (2) specified purposes:

                           (a) Each Highly Compensated Employee who is either a
Five Percent (5%) Owner or among the ten (10) highest-paid individuals on the basis of his own Compensation shall, together with his spouse, any lineal ascendant or descendant of such Employee and the spouses of such lineal ascendants or descendants, be treated as a single Employee under the Plan, and the Compensation of such single Employee shall be deemed to include the Compensation of such Highly Compensated Employee and his spouse, any lineal ascendant or descendant of such Employee and the spouses of lineal ascendants or descendants.

                           (b) In applying the annual Compensation limit above,
any Highly Compensated Employee who is either a Five Percent (5%) Owner or among the ten (10) highest-paid individuals on the basis

                                       3.
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of his own Compensation shall, together with his spouse and any lineal descendants who have not attained age nineteen (19) by the close of the Plan Year in question, be treated as a single Employee under the Plan.

                  1.17 "Current Profits" shall mean the consolidated pre-tax profit reported on the Company's audited income statement for its current fiscal year, determined in accordance with generally accepted accounting principles and methods consistently applied, prior to any reduction for Company Matching Contributions under Section 4.4 and Company Profit Sharing Contributions under
Section 4.5.

                  1.18 "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  1.19 "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  1.20 "Effective Date" shall mean January 1, 1987, except as otherwise provided herein.

                  1.21 "Eligibility Computation Period" shall mean the twelve
(12) consecutive month period beginning on the first date on which the Employee is credited with an Hour of Service and on each succeeding anniversary thereof.

                  1.22 "Eligible Earnings" shall mean (1) all payments made to any Eligible Employee for services rendered to the Company, including bonuses, overtime pay, commissions, (2) the Employee Deferral Contributions made on behalf of such Eligible Employee for the Plan Year, (3) any elective pre-tax contributions made on such Eligible Employee's behalf during the Plan Year pursuant to salary deferral or reduction arrangements maintained by an Affiliated Company under Section 125 or 408(k) of the Code, and (4) any special bonus or incentive-type payments. In no event, however, shall more than Two Hundred Thousand Dollars ($200,000.00) of Eligible Earnings be taken into account per Employee for any Plan Year beginning after December 31, 1988 and before January 1, 1994, or One Hundred Fifty Thousand Dollars ($150,000.00) for Plan Years beginning on or after January 1, 1994, as adjusted from time to time for increases in the cost-of-living in accordance with Section 401(a)(17) of the Code.

                           Eligible Earnings shall not include (1) any
remuneration paid to the Employee prior to such Employee's commencement of participation in this Plan, (2) any salary continuation payments made to an individual no longer in active Employee status, when such individual is not expected to resume active Employee status following the end of the salary continuation period, (3) any remuneration paid in the form of reimbursed moving and relocation expenses or home mortgage differential payments or any income reportable by reason of automobile allowances provided by one or more Affiliated Companies, (4) any income realized upon exercise of non-qualified stock options or upon disqualifying dispositions of stock acquired under incentive stock options, (5) any income recognized by the Employee under Section 79 of the Code by reason of group-term life insurance coverage in excess of Fifty Thousand Dollars ($50,000.00), or (6) any Affiliated Company contributions (other than the elective pre-tax contributions described in the preceding paragraph) made to any pension, profit sharing, stock bonus, group insurance or other employee welfare plan now or hereafter adopted.

                           The following additional rules shall be applicable in
determining an individual's Eligible Earnings under the Plan:

                  (a) Each Highly Compensated Employee who is either a Five Percent (5%) Owner or among the ten (10) highest-paid individuals on the basis of Compensation (as determined under Section 1.17) shall, together with his spouse and any lineal descendants who have not attained age nineteen (19) by the close of the Plan Year in question, be treated as a single Employee unit under the Plan, and the Eligible Earnings of

                                                       4.

such single Employee unit shall be deemed to include the Eligible Earnings of such Highly Compensated Employee and his spouse and lineal descendants who have not attained age nineteen (19) by the close of such Plan Year.

                  (b) Not more than Two Hundred Thousand Dollars ($200,000.00) of Eligible Earnings shall be taken into account per Employee for any Plan Year beginning after December 31, 1988 and before January 1, 1994, subject to cost-of-living adjustments authorized from time to time by the Secretary. In addition to any other applicable limitations set forth in the Plan and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual dollar amount of Eligible Earnings taken into account under the Plan per Employee shall not exceed the limitation under Section 401(a)(17) of the Code.

                  (c) The Eligible Earnings determined for any single Employee unit pursuant to subparagraphs (a) and (b) above shall be applied in the calculation of (i) the aggregate amount of Employee Deferral Contributions (expressed as a percentage of such Eligible Earnings) which the members of such Employee unit may elect to be made on their behalf under the Plan and (ii) the aggregate amount of Company Matching Contributions and Company Profit Sharing Contributions which are to be allocated to such members in accordance with Sections 4.4 and 4.5. The aggregate amount so calculated for each subparagraph
(i) and (ii) item shall be allocated among the members of the Employee unit in proportion to their share of the Eligible Earnings taken into account for that unit. Each member's share of such Eligible Earnings shall be in direct proportion to the dollar amount of his individual Eligible Earnings prior to imposition of the subparagraph (b) limitation above.

                  1.23 "Eligible Employee" shall mean each and every Employee of the Company. However, there shall be excluded from the class of Eligible Employees for all purposes under the Plan:

                           (a) any Employee whose terms and conditions of
employment are established under a collective bargaining agreement pursuant to which retirement benefits have been the subject of good-faith bargaining;

                           (b) any Employee who is a non-resident alien with no
earned income (within the meaning of Section 911(b) of the Code) from the Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

                           (c) any Employee who is a member of a group or class
of Employees which the Board determines, pursuant to a policy which does not discriminate in favor of Highly Compensated Employees, not to include as Eligible Employees under the Plan; or

                           (d) any Employee who has separated from active
employment with the Company by reason of Total Disability.

                  1.24 "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  1.25 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payment (not less frequently than annually) made for the life expectancy of the Distributee or the joint life expectancies of the Distributee and Distributee's Beneficiary or for a specified period of ten (10) years or more; any distribution to the extent such distribution

                                       5.

is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

                  1.26 "Employee" shall mean (a) any person who is employed by an Affiliated Company to render personal services and whose earnings constitute wages under Section 3121(a) of the Code, and (b) any individual who performs services for an Affiliated Company if such individual is required to be treated as a Leased Employee under Section 3.3.

                  1.27 "Employee Deferral Contributions" shall mean the employee-directed Company contribution described in Section 4.1.

                  1.28 "Employee Deferral Contributions Account" shall mean the record of money and assets derived from Employee Deferral Contributions as described in Section 4.1 and held by the Trustee for the benefit of a Participant or Beneficiary pursuant to the provisions of the Plan.

                  1.29 "Financial Hardship" shall mean an immediate and heavy financial need of a Participant as set forth in Section 10.2(d).

                  1.30 "Five Percent (5%) Owner" shall mean:

                  (a) If the Affiliated Company is a corporation, any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of that corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of that corporation, or

                  (b) If the Affiliated Company is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in that entity.

For purposes of applying Section 318 of the Code to this Section 1.31, subparagraph (C) of Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)," and in the case the Affiliated Company is not a corporation, ownership in such entity shall be determined in accordance with Applicable Treasury regulations.

                  1.31 "Fixed Income Investment Sub-Account" shall mean a sub-account which invests in separate investment funds composed primarily of debt obligations, such as mortgages and bonds, providing a fixed rate of investment return.

                  1.32 "Fund" shall mean all sums of money and other property, together with all earnings, income and increments thereon, attributable to the Plan and held by the Trustee under the terms of the Trust Agreement.

                  1.33 "Funding Agent" shall mean any legal reserve life insurance company or trustee selected by the Company to receive the Plan contributions and to pay the benefits under and in accordance with the terms of the Plan.

                  1.34 "Highly Compensated Employee" shall mean any "Highly Compensated Active Employee" or a "Highly Compensated Former Employee."

                  A "Highly Compensated Active Employee" shall mean any Employee who performs service for the Employer or any Affiliated Company during the determination year and who, during the look-back year:

                  (a) was at any time a Five Percent (5%) Owner;

                                       6.

                  (b) received annual Compensation in excess of $75,000 (as adjusted for cost-of-living increases) from the Company or an Affiliated Company;

                  (c) received annual Compensation in excess of $50,000 (as adjusted for cost-of-living increases) from the Company or an Affiliated Company and was a member of the Top Paid Group of Employees during the same Plan Year; or

                  (d) was at any time an officer of an Affiliated Company and received Compensation greater than fifty percent (50%) of the limitation amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

For purposes of determining which Employees are "Highly Compensated Employees," an Employee who was not described in subparagraphs (b), (c) or (d) during the look-back year shall not be a Highly Compensated Employee for the determination year under subparagraphs (b), (c) or (d) unless such Employee is also among the one hundred (100) Employees who have earned the highest Compensation with an Affiliated Company during such determination year. Notwithstanding the foregoing, an individual who was a Highly Compensated Employee for a look-back year due to the foregoing definition shall remain a Highly Compensated Employee for the determination year. For purposes of this definition, individuals who are nonresident aliens and who receive no earned income (as defined in Section 911(d) of the Code) from the Company constituting income from sources within the United States (as defined in Section 861(a)(3) of the Code) shall not be considered as Employees.

                  In no event shall the number of officers to be treated as "Highly Compensated Employees" under paragraph (c) above exceed fifty (50) Employees (or if less, the greater of three (3) Employees or ten percent (10%) of all Employees). Notwithstanding the foregoing, if no officer of the Company has Compensation sufficient to be treated as "Highly Compensated Employee," the highest paid officer of the Company for such Plan Year shall be treated as a "Highly Compensated Employee." For purposes of applying the ten percent (10%) limit, Employees excluded under Subsection 1.50(d) below shall be disregarded.

                  A "Highly Compensated Former Employee" shall mean any Employee who separated (or was deemed to have separated) from service prior to the determination year, performs no service for the Employer or any Affiliated Company during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

                  For purposes of this paragraph, the determination year shall be the Plan Year. The look-back year shall be the twelve (12)-month period immediately preceding the determination year. Alternatively, the Employer may, by written instrument, elect to use the calendar year coincidental with the current Plan Year as the look-back year in accordance with the provisions of Income Tax Regulation section 1.414(q)-1T, Q&A-14(b).

                  Family members of Highly Compensated Employees who qualify as Highly Compensated Employees during either the determination year or look-back year due to being Five Percent (5%) Owners or who are one of the top ten (10) Highly Compensated Employees ranked on the basis of Compensation shall, along with such Highly Compensated Employee, be treated as a single Highly Compensated Employee, and their Compensation and amounts contributed on their behalf shall be aggregated. For this purpose, a "family member" of a Highly Compensated Employee shall include a spouse, a lineal ascendant or descendant, or a spouse of such lineal ascendant or descendant of the Highly Compensated Employee.

                  1.35 "Hour of Service" shall have the meaning assigned to such term in Section 2.1.

                  1.36 "Investment Manager" shall mean a person or persons who is an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act or an insurance company qualified to manage, acquire or dispose of any Plan assets under the laws of more than one state.

                                       7.

                  1.37 "1986 Profit Sharing Account" shall mean the Account established for Participants who participated in the Plan prior to 1987.

                  1.38 "Normal Retirement Age" shall mean the time at which a Participant attains age 65.

                  1.39 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date in which the Employee attains Normal Retirement Age.

                  1.40 "Participant" shall mean each Eligible Employee who participates in the Plan pursuant to Section 3.1.

                  1.41 "Period of Severance" shall have the meaning assigned to it in Section 2.4.

                  1.42 "Plan" shall mean the Amended and Restated Burr-Brown Corporation Future Investment Trust, as set forth in this instrument, and as the same may be amended from time to time.

                  1.43 "Plan Administrator" shall mean the Company.

                  1.44 "Plan Year" shall be the period commencing on each December 31st and ending on December 30th of the following year; provided, however, there will be a short Plan Year consisting of a single day, December 31, 1993, and thereafter, commencing January 1, 1994, it shall be the period commencing on each January 1st and ending on the following December 31st. The Plan Year will be the limitation year for purposes of Section 415 of the Code.

                  1.45 "Rollover Account" shall mean the record of money and assets derived from a Rollover Contribution and held in the Fund for the benefit of an Employee, Participant or Beneficiary pursuant to the provisions of the Plan.

                  1.46 "Rollover Contribution" shall mean funds which represent
(a) all or a portion of the assets credited to such Employee's account under any other defined contribution plan satisfying the applicable qualification requirements of Section 401(a) of the Code, whether such assets are held by a trustee, insurance company, custodian or otherwise, or (b) the assets of any individual retirement account established as a rollover account under Section 402(a)(5) of the Code for a qualified plan distribution previously made to such person and credited solely with amounts eligible for rollover to this Plan in accordance with Section 408(d)(3)(ii) of the Code.

                  1.47 "Service" shall have the meaning assigned to it in
Section 2.2.

                  1.48 "Severance Date" shall have the meaning assigned to it in
Section 2.3.

                  1.49 "Spouse" shall mean a Participant's wife or husband who was lawfully married to the Participant immediately prior to the Participant's date of death. Notwithstanding the foregoing, a former spouse shall be treated as a Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  1.50 "Stock Bonus Account" shall mean the Account originally maintained for a Participant, under the Company's Stock Bonus Plan and transferred to this Plan as of July 1, 1989.

                  1.51 "Top Paid Group" shall mean all Employees who are in the top twenty percent (20%) of the Employees of an Affiliated Company when ranked on the basis of Compensation paid during the Plan Year. The following Employees may be excluded for purposes of determining the total number of Employees to be included in the Top Paid Group:

                                       8.

                  (a) Employees who have not completed six (6) months of service;

                  (b) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

                  (c) Employees who normally work during not more than six (6) months a year; and

                  (d) Employees who have not attained the age of twenty-one (21) years.

                  1.52 "Total Disability" shall mean a physical or mental condition which, in the judgment of the Committee based upon competent medical evidence satisfactory to the Committee, totally and permanently prevents the Participant from engaging in any substantial gainful employment with the Company, provided such Total Disability (a) did not arise while engaged in or as a result of having engaged in a felonious or criminal act or enterprise, or (b) did not result from service in the Armed Forces of the United States of America or of any state thereof under circumstances entitling the Participant to a veteran's disability pension. In determining whether a Participant is wholly or permanently prevented from engaging in any substantial gainful employment with the Company, there shall be excepted from consideration work performed pursuant to a medically recommended plan for rehabilitation. The Committee will consider a Participant to have a Total Disability if he incurs the permanent loss or loss of use of a member or function of the body.

                  1.53 "Total Distribution" shall mean a distribution to a Participant or a Participant's beneficiary, within one (1) taxable year of such recipient, of the entire balance to the credit of the Participant's Stock Bonus Account under the Plan.

                  1.54 "Trust Agreement" shall mean the trust agreement or agreements executed in connection with this Plan to provide for the administration and investment of the Fund. The Trust Agreement shall constitute a part of the Plan.

                  1.55 "Trustee" shall mean the trustee or trustees appointed under the Trust Agreement.

                  1.56 "Valuation Date" shall mean March 31, June 30, September 30 or December 31 of each Plan Year.

                  1.57 "Variable Income Investment Sub-Account" shall mean a sub-account which invests in a separate investment fund under which the value of the deposits to such account will vary (decrease or increase) to reflect investment income and market value changes. Any one or any combination of the following types of securities may be available:

                  (a) Common stocks,

                  (b) Bonds, and

                  (c) Cash and cash equivalents.

                  1.58 "Vesting Service" shall have the meaning assigned to it in Section 2.5.

                                       9.

                  1.59 Additional Terms. The following terms shall have the meanings assigned to them in the specific sections of the Plan indicated:

                           Term                                Section
                           ----                                -------

                 "Actual Deferral Percentage"                 5.1(a)(1)
                 "Annual Additions"                              4.8(a)
                 "Contribution Percentage"                    5.3(a)(1)
                 "Defined Benefit Plan Fraction"                 4.8(b)
                 "Defined Contribution Plan Fraction"            4.8(c)
                 "Determination Date"                           18.1(a)
                 "Excess Aggregate Contributions"             5.2(a)(2)
                 "Excess Amount"                                 4.8(d)
                 "Excess Combined Contributions"                 5.5(b)
                 "Excess Contributions"                       5.1(a)(2)
                 "Highest Average Remuneration"                  4.8(e)
                 "Key Employee"                                 18.1(b)
                 "Leased Employee"                               3.3
                 "Limitation Year"                               4.8(f)
                 "Maximum Permissible Amount"                    4.8(g)
                 "Non-Key Employees"                            18.1(c)
                 "Permissive Aggregation Group"                 18.1(d)
                 "Projected Annual Benefit"                      4.8(h)
                 "Remuneration"                                  4.8(i), 18.1(f)
                 "Required Aggregation Group"                   18.1(e)
                 "Top-Heavy Contribution"                       18.1(g), 18.3
                 "Top-Heavy Valuation Date"                     18.1(i)
                 "Top-Heavy Ratio"                              18.1(h)



                                       10.

                                   ARTICLE II

                               SERVICE DEFINITIONS

                  2.1 Hour of Service. The term "Hour of Service" shall mean:
(a) an hour for which an Employee is paid or entitled to payment by an Affiliated Company for the performance of duties, (b) an hour for which an Employee is paid or entitled to payment by an Affiliated Company for a period during which no duties are performed (whether or not the employment relationship has terminated) on account of vacation, holiday, illness, incapacity (including Total Disability), layoff, jury duty, military duty or leave of absence, and (c) an hour (to the extent not already credited under subparagraph (a) or (b) above) for which back pay for the Employee is awarded or agreed to by an Affiliated Company, irrespective of mitigation of damages. However, any hour for which an Employee is directly or indirectly paid under a plan maintained by an Affiliated Company solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws or solely to reimburse the Employee for medical or medically-related expenses incurred by the Employee shall not be counted as an Hour of Service.

                  2.2 Service. The term "Service" shall mean the Participant's period or periods of employment with the Company or any other Affiliated Company. Each such period shall begin with the date on which the Employee first renders one (1) Hour of Service for the Company or an Affiliated Company and end with the first Severance Date thereafter which marks the start of a Period of Severance of twelve (12) consecutive months or more. Any Period of Severance of less than twelve (12) consecutive months shall be included within the Participant's period of Service. Accordingly, the overall Service of the Participant shall be comprised of the period of employment (whether or not continuous) commencing on the date on which he first renders one (1) Hour of Service for the Company or an Affiliated Company and ending with his final Severance Date, but there shall be excluded from Service any intervening Period of Severance of twelve (12) consecutive months or more. In addition, the following special rules shall be applicable to the determination of the Participant's overall period of Service:

                  (a) If any pension or profit-sharing plan maintained by a corporation, partnership, proprietorship or other business entity which becomes a participating Company or is merged into, consolidated with, or all or a substantial part of the assets of which are acquired by, any participating Company is deemed under Section 414(a)(1) of the Code and the applicable Regulations to be a "predecessor plan" to this Plan, then Service shall include, for each participant in such predecessor plan, all periods of employment rendered by such person prior to the acquisition or affiliation which are required to be taken into account for eligibility and vesting purposes under the predecessor plan.

                  (b) To the extent subparagraph (a) is not otherwise applicable, Service shall include, for each employee of a corporation, partnership, proprietorship or other business entity which is merged into, consolidated with, or all or a substantial part of the assets of which are acquired by, any participating Company, such periods of employment rendered by such person to the predecessor employer prior to the acquisition or affiliation as the Committee shall deem appropriate; provided such determination shall not discriminate in favor of Highly Compensated Employees.

                  (c) The Participant's overall period of Service shall be divided into one (1) or more months of Service on the basis that each thirty
(30) days of Service (whether or not completed consecutively) equals one (1) full month of Service, and for every twelve (12) months of Service (as so calculated) rendered by the Participant, he shall be credited with one (1) full year of Service.

                  2.3 Severance Date.

                  (a) The term "Severance Date" shall mean the earlier of (1) the date on which the Employee quits, dies, retires or is discharged, or (2) the date which is twelve (12) months after the

                                       11.

commencement date of any other absence from employment with the Company or an Affiliated Company; provided, however, that layoffs, approved leaves of absence and Maternity and Paternity Leaves shall be governed by the specific provisions of subparagraphs (b), (c) and (d).

                  (b) An Employee who is absent from active employment by reason of a leave of absence approved by the Affiliated Company employing him shall not incur a Severance Date during the period of the leave, provided such Employee returns to active employment with the Affiliated Company within thirty (30) days after the expiration date of the period for which such leave of absence is authorized or (if applicable) prior to the expiration date of any longer period of time for which the reemployment rights of the Employee are protected by law. Leaves of absence may be approved, in accordance with a uniform and non-discriminatory policy, for reasons of health, governmental service, military duty or other purpose. Except as otherwise provided in Section 2.2(a), should the Employee fail to return to active employment with an Affiliated Company within the applicable time period following the termination of the leave, then such Employee shall (unless such failure is occasioned by reason of retirement, death or Total Disability) be deemed to have incurred a Severance Date as of the earliest of (1) the date which is twelve (12) months after the commencement of such leave of absence, (2) the date on which the authorized period of such leave expires, or (3) the date on which the Employee quits or is discharged. If the Employee fails to return to active employment within the applicable time period by reason of his death, Total Disability or retirement, then such Employee shall be deemed to have incurred a Severance Date as of the date of his death, Total Disability or retirement.

                  (c) An Employee who remains absent from active employment by reason of a Maternity or Paternity Leave (as defined below) shall be deemed to incur a Severance Date upon the earlier of (1) the date which is twenty-four
(24) months after the commencement of the Maternity or Paternity Leave, or (2) the date on which the Employee quits, dies or retires; provided, however, that solely for purposes of calculating Vesting Service under Section 9.3, only the first twelve (12) months of such Maternity or Paternity Leave shall be taken into account as Service and the next twelve (12) months of such Maternity or Paternity Leave shall be considered neither a period of Service nor a Period of Severance. In the event the Maternity or Paternity Leave also constitutes an approved leave of absence under Section 2.3(b), then the provisions of Section 2.3(b), to the extent they provide more favorable Service credits to the Employee than the corresponding provisions of this Section 2.3(c), shall be controlling.

                  For purposes of this Section 2.3(c), a Maternity or Paternity Leave is any absence of the Employee, whether or not approved under Section 2.3(b), which is directly attributable to and caused by any one of the following:

                           (1) such Employee's pregnancy,

                           (2) the birth of a child of such Employee,

                           (3) the placement of a child with such Employee in
connection with the Employee's adoption of such child, or

                           (4) the care of such child for a period beginning
with such birth or placement.

                  The Committee may, as a condition to the Employee's qualification for the special benefits provided under this Section 2.3(c), require the Employee to provide written confirmation and other substantiation as follows:

                                    (i) on or before the commencement of the
leave, that the absence will qualify as a Maternity or Paternity Leave in accordance with the criteria specified in subparagraphs (1) through (4) above, and

                                       12.

                                    (ii) on or before the completion of the
leave, the number of days for which the Maternity or Paternity Leave was in fact incurred for one or more of the causes specified in subparagraphs (1) through
(4) above.

                  (d) An Employee who is absent from active employment by reason of a temporary layoff shall not incur a Severance Date during the period of such layoff, provided such Employee returns to active employment with an Affiliated Company within thirty (30) days after the date the Employee is recalled to employment. If the Employee fails to return to active employment prior to the expiration of such thirty (30) day period or if the Employee is not recalled to employment within twelve (12) months after the commencement date of the layoff, then such Employee shall be deemed to have incurred a Severance Date as of the earliest of (1) the date which is twelve (12) months after the commencement date of the layoff, (2) the date of the recall, or (3) the date the Employee quits, dies, retires or is discharged.

                  2.4 Period of Severance. The term "Period of Severance" shall mean the period commencing with the Employee's Severance Date and ending with the date on which such Employee next performs one (1) Hour of Service.

                  2.5 Vesting Service. The term "Vesting Service" shall mean the Employee's overall period of Service measured from the date he first completes one (1) Hour of Service under Section 2.1 (including Service rendered prior to the Effective Date) and ending with his final Severance Date; provided, however, that there shall not be included within such Vesting Service any Period(s) of Severance of twelve (12) consecutive months or more. The Employee's period of Vesting Service shall be divided into one (1) or more months of Vesting Service on the basis that each thirty (30) days of Vesting Service (whether or not completed consecutively) equals one (1) full month of Vesting Service, and for each twelve (12) months of Vesting Service (as so calculated) rendered by the Employee, he shall be credited with one year of Vesting Service. However, all Vesting Service credited under the Plan shall be subject to the rules set forth in this Article II, Section 3.4 and Section 9.4.

                                       13.

                                   ARTICLE III

                        EMPLOYEES ENTITLED TO PARTICIPATE

                  3.1 Eligibility to Participate. Each Eligible Employee who is a Participant in the Plan as of December 31, 1992 will continue to be a Participant in the Plan as of January 1, 1993. Each other Eligible Employee in the employ of a Participating Company on or after January 1, 1993 shall be eligible to become a Participant coincident with the date he completes an Hour of Service.

                  3.2 Election to Participate in Employee Deferral Contributions Portion of Plan. An Eligible Employee may become a Participant pursuant to
Section 3.1 for purposes of Sections 4.1 and 4.4 once he has executed and delivered to the Committee an election form prescribed by the Company: (a) specifying his chosen rate of Employee Deferral Contributions, (b) authorizing the Company to reduce his Eligible Earnings by the amount of such contributions,
(c) making investment elections as described in Article VII, and (d) designating one or more Beneficiaries under the Plan. No Employee shall become a Participant in the Plan for purposes of Sections 4.1 and 4.4 of the Plan until he has completed all of the above requirements.

                  3.3 Leased Employees. Any Leased Employee shall be treated as an Employee (but not an Eligible Employee) of the Affiliated Company which is the recipient of his services. However, any contributions or benefits provided by the leasing organization, to the extent attributable to services performed for the Affiliated Company, shall be treated as provided by such recipient Affiliated Company.

                  For purposes of this Section 3.3, "Leased Employee" shall mean any person (other than an actual Employee of an Affiliated Company) who has, pursuant to any agreement between the recipient Affiliated Company and any other person (the "leasing organization"), performed services for the recipient Affiliated Company (or the recipient Affiliated Company and any related entity determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are of a type historically performed by employees in the business field of the recipient Affiliated Company (or such related entity). Upon completion of such year of service, the Leased Employee shall be treated as an Employee (but not as an Eligible Employee) for all purposes of the Plan, and his period of Service shall include the entire period for which the Leased Employee has performed services for the recipient Affiliated Company.

                  In no event, however, shall a Leased Employee be treated as an Employee if (a) such Leased Employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, (2) immediate participation, and (3) full and immediate vesting; and (b) the total number of Leased Employees does not constitute more than twenty percent (20%) of the non- Highly Compensated work force.

                  3.4 Effect of Rehiring. Should an Employee incur a Severance Date and thereafter return to Service, the following special rules shall be in effect for determining the date which the Employee is first eligible to participate in the Plan following his return:

                  (a) Should such Employee incur a Period of Severance of sixty
(60) months or more prior to his completion of at least twelve (12) months of Service, then such Employee shall, upon resumption of Service, be treated as a new Employee for eligibility and vesting purposes (as described in Article II and Section 9.4), and he shall be eligible to participate in the Plan coincident with the date that he next renders an Hour of Service.

                  (b) Should such Employee incur a Period of Severance of twelve
(12) consecutive months or more but less than sixty (60) months, then such Employee shall retain his prior Service credits for eligibility and vesting purposes (as described in Article II and Section 9.4), but the applicable date for purposes of accruing

                                       14.

future Service credits upon his resumption of Service shall be adjusted to the first day following such Period of Severance on which the Employee next renders an Hour of Service. Such Employee shall be eligible to participate in the Plan coincident with the date that he next renders an Hour of Service.

                                       15.

                                   ARTICLE IV

                                  CONTRIBUTIONS

                  4.1 Employee Deferral Contributions. The Company intends to continue the Plan indefinitely and to contribute to the Fund hereunder each Plan Year pursuant to the provisions of this Article IV. Subject to the special rules set forth in this Article IV, each Participant may designate any Employee Deferral Contributions rate by which his Eligible Earnings are to be reduced from one percent (1%) to ten percent (10%) (fifteen percent (15%) for Participants who are not Highly Compensated Employees), in increments of whole percentage points (subject to Section 5.6). The Employee Deferral Contributions shall be determined by multiplying the Participant's Eligible Earnings earned during a payroll period by his designated Employee Deferral Contributions rate. The rate designated by the Participant shall remain in force until the Participant changes or suspends such rate pursuant to Section 4.2 or 4.3. Contributions under this Section 4.1 shall be made by means of Eligible Earnings reductions and the amounts so deducted shall be paid as soon as administratively feasible to the Fund by the Company and shall be credited to the Employee Deferral Contributions Accounts of Participants. Effective January 1, 1993, a Participant may not designate any back pay award as an Employee Deferral Contribution.

                  4.2 Changes in Contribution Rates. A Participant's Employee Deferral Contributions rate will remain in effect, notwithstanding any change in Eligible Earnings, until the Participant elects to change such rate. A Participant may elect to change his Employee Deferral Contributions rate four
(4) times during any Plan Year. The change in Employee Deferral Contributions rate will be effective as soon as administratively practicable after a written election is received by the Committee. No change can be made in an Employee Deferral Contributions rate unless and until a prior change has been in effect for at least thirty (30) days.

                  4.3 Suspension of Contributions. A Participant may elect to suspend all contributions to the Plan as of any payroll date, if no less than thirty (30) business days prior to such payroll date, the Committee has received written notice of his suspension of contributions. A Participant who has suspended his contributions may not resume making contributions until the first payroll period beginning at least three (3) months after the date of suspension. Once eligible to resume contributions, a Participant may resume contributions as soon as administratively feasible following the date the Participant delivers his written election to resume contributions to the Committee following the suspension period.

                  4.4 Company Matching Contributions. The Company will make Matching Contributions to the Trustee out of its Current Profits, and these contributions shall be credited to the Company Matching Contributions Account on behalf of each Participant. The amount of the Company Matching Contributions made by the Company for any Plan Year on behalf of a Participant shall be equal to twenty-five percent (25%) of the Employee Deferral Contributions actually made hereunder on behalf of the Participant, to the extent those Employee Deferral Contributions do not exceed ten percent (10%) of the Participant's Eligible Earnings for that Plan Year. However, the maximum aggregate Company Matching Contribution which is to be made on behalf of all Participants for any Plan Year shall not exceed ten percent (10%) of the Company's Current Profits for that Plan Year. In the event this latter limitation were to be exceeded, the rate of Company Matching Contributions to be in effect for each Participant for the Plan Year shall be reduced, unless the Board in its sole discretion authorizes an aggregate Company Matching Contribution for that Plan Year in excess of ten percent (10%) of the Current Profits. Company Matching Contributions shall be made no later than the last day prescribed by law for filing the Company's federal income tax return for such Plan Year, including extension thereof. Company Matching Contributions shall be allocated to the Company Matching Contributions Account on the basis of the percentage match in effect for the Participant's Employee Deferral Contributions.

                  4.5 Profit Sharing Contributions. The Board may in its sole discretion make an additional Company Profit Sharing Contribution for any Plan Year out of its Accumulated Profits. In the event the Company shall make a Company Profit Sharing Contribution to the Trust, such contribution shall be allocated

                                       16.

as of the year-end Valuation Date for that Plan Year among the Company Profit Sharing Accounts of each Participant who is an Eligible Employee as of such Valuation Date, in the same proportion that such Participant's Eligible Earnings for the Plan Year bears to the total Eligible Earnings of all eligible Participants for such Plan Year. Such contribution may be made in cash, securities and/or property, at the discretion of the Company.

                  4.6 Rollover Contributions. Upon the Company's request, the Committee may permit an Employee to contribute to the Plan a Rollover Contribution, provided the Committee is satisfied that the amount to be rolled over to the Plan constitutes a Rollover Contribution under federal tax law and as permitted under Section 8.3. The Employee's request shall set forth the amount of cash to be contributed as the Rollover Contribution and such contribution shall be credited to the Employee's Rollover Account in accordance with Article VIII.

                  4.7 General Limitations on Company and Employee Deferral Contributions. In no event shall the amount of the Employee Deferral Contributions, Company Profit Sharing Contributions and Company Matching Contributions made to this Plan for any Plan Year exceed the lesser of:

                  (a) The maximum amount allowable as a deduction in computing the Company's taxable income for that Plan Year for federal income tax purposes under Section 404 of the Code.

                  (b) The aggregate amount of the Employee Deferral Contributions, Company Profit Sharing Contributions and Company Matching Contributions that may be allocated to Accounts of Participants under the provisions of Articles IV and V.

                  4.8 Special Definitions.

                  (a) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

                                    (1) Employee Deferral Contributions;

                                    (2) Company Matching Contributions;

                                    (3) Company Profit Sharing Contributions;
and

                                    (4) Forfeitures, if any.

For this purpose, any excess amount applied under Section 4.10 in the Limitation Year to reduce Company contributions will be considered Annual Additions for such Limitation Year, but any Rollover Contributions contributed to the Plan shall not be considered.

                  Affiliated Company contributions and any forfeitures allocated to the Participant's accounts under any other defined contribution plans to which one or more Affiliated Companies contribute are treated as Annual Additions. Amounts allocated to an individual medical account as defined in
Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Affiliated Company are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of the Participant as a Key Employee (as defined in Section 18.1(b)) under a welfare benefit fund (as defined in Section 419(e) of the Code), maintained by the Affiliated Company, are treated as Annual Additions to a defined contribution plan. Finally, the amount of any after-tax contributions made by the Participant to any other defined contribution plan of the Affiliated Companies for the Limitation Year shall be treated as an Annual Addition.

                                       17.

                  (b) "Defined Benefit Plan Fraction" shall mean for any Plan Year a fraction the numerator of which is the projected annual benefit of the Participant (determined as of the close of the Limitation Year), under all defined benefit plans (whether or not terminated) maintained by the Affiliated Companies, and the denominator of which is the lesser of (i) the product of the maximum benefit allowable under Section 415(b) of the Code for such Limitation Year times 1.25, or (ii) the product of 1.4 times the maximum amount of Remuneration which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Limitation Year.

                  (c) "Defined Contribution Plan Fraction" shall mean for any Limitation Year a fraction the numerator of which is the sum of the Annual Additions to the Participant's accounts under this Plan and all other defined contribution plans (whether or not terminated) maintained by the Affiliated Companies in such Limitation Year and for all prior Limitation Years, and the Annual Additions attributable to all welfare benefit funds, as defined in
Section 419(e) of the Code, maintained by the Company, and the denominator of which is the lesser of (i) the product of the maximum amount of Annual Additions which could have been made under Section 415(c) of the Code for such Limitation Year and for each prior year of service with the Company (regardless of whether a defined contribution plan as defined in Section 414(i) of the Code was in existence during those years) times 1.25, or (ii) the product of 1.4 times the sum of the maximum amount of Remuneration which may be taken into account under
Section 415(c)(1)(B) of the Code for such Participant for such Limitation Year and for each prior year of service with the Company.

                  (d) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (e) "Highest Average Remuneration" shall mean the average Remuneration for the three (3) consecutive calendar years during which a Participant was an active participant in a plan which produces the highest average.

                  (f) "Limitation Year" shall mean with respect to the Company, the Plan Year. The Company may elect to change to a different twelve (12) month period, change in the Limitation Year shall be a change to a twelve (12) month period commencing with any day within the then current Limitation Year.

                  (g) "Maximum Permissible Amount" shall mean the lesser of (1) Thirty Thousand Dollars ($30,000) or, if greater, one-fourth of the dollar limitation under Section 415(b)(1)(A) of the Code (as adjusted for each Limitation Year commencing after December 31, 1988, to take into account any cost-of-living increase adjustment for that Limitation Year allowable pursuant to the applicable Treasury regulations or rulings under Section 415(d) of the Code; any such adjustment shall be effective only as of January 1 of the Limitation Year ending within the respective calendar year for which the cost-of-living increase adjustment is announced, or (2) twenty-five percent (25%) of the Participant's Remuneration for the Limitation Year, provided, however, the limitation under subparagraph (i) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is treated as an Annual Addition. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount shall not exceed Thirty Thousand Dollars ($30,000) multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------
                                       12

                  (h) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight light annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the defined benefit plan of the Affiliated Company, assuming:

                                       18.

                           (1) the Participant will continue employment until
normal retirement age under that plan (or current age, if later), and

                           (2) the Participant's Remuneration for the current
Limitation Year and all other relevant factors used to determine benefits under that plan will remain constant for all future Limitation Years.

                  (i) "Remuneration" shall mean the Compensation paid to the Participant for the Limitation Year, adjusted, however, to exclude the following items for such Limitation Year: (1) any Employee Deferral Contributions made on such individual's behalf under this Plan; and (2) any other elective contributions made on his behalf pursuant to salary deferral or reduction arrangements maintained by one or more Affiliated Companies under Sections 125, 401(k), 408(k) and 403(b) of the Code.

                  4.9 Limitation on Annual Addition. The total Annual Addition to a Participant's Accounts under this Plan and any other defined contribution plans to which one or more Affiliated Companies contributes shall not for any Limitation Year exceed the Maximum Permissible Amount.

                  4.10 Remedial Action. If the Annual Addition with respect to the Accounts of any Participant under this Plan and any other defined contribution plans to which one or more Affiliated Companies contributes would for any Limitation Year exceed the limitations imposed by Section 4.9, then the following reductions to such Annual Addition shall be made, in the order indicated and to the extent necessary to eliminate such excess:

                  (a) First, the Participant's after-tax employee contributions under any other defined contribution plans to which one or more Affiliated Companies contributes shall be refunded.

                  (b) Then, any Employee Deferral Contributions made on the Participant's behalf for the Plan Year coincident with such Limitation Year which were not entitled to a Company Matching Contribution under Section 4.4 shall be distributed to the Participant as a current cash payment, subject to applicable withholding taxes.

                  (c) Next, any Employee Deferral Contributions made on the Participant's behalf for the Plan Year coincident with such Limitation Year which were entitled to a Company Matching Contribution under Section 4.4 shall be distributed to the Participant as a current cash payment, subject to applicable withholding taxes, and no Company Matching Contributions shall be made with respect to the distributed Employee Deferral Contributions. Accordingly, the Company Matching Contributions for such Plan Year are to be reduced as follows:

                           (1) To the extent Company Matching Contributions have
not already been made under the Plan on the Participant's behalf, the reduction shall be effected by making an appropriate reduction in the aggregate amount of Company Matching Contributions required for such Plan Year to take into account the distributed Employee Deferral Contributions no longer eligible for a match under Section 4.4.

                           (2) To the extent Company Matching Contributions have
already been allocated to the Participant's Company Matching Contributions Account for the Plan Year coincident with such Limitation Year, such Company Matching Contributions (to the extent attributable to the distributed Employee Deferral Contributions) shall be withdrawn from the Account and reapplied to the satisfaction of any Company Matching Contributions still to be made on behalf of other Participants for such Plan Year. Any Company Matching Contributions withdrawn from the Company Matching Contributions Account and not so reapplied shall be held unallocated in a suspense account and shall be used to reduce the Company Matching Contributions required to be made for each succeeding Plan Year until the suspense account is reduced to zero (0). No profits or losses attributable to the assets of the Fund shall be allocated to the suspense account, nor shall any contributions to the Plan (other than Employee Deferral Contributions) be made by the Company while there is an outstanding

                                       19.

balance in such suspense account. Upon the termination of the Plan, any outstanding balance in the suspense account shall revert to the Company.

                           (3) Then, the Participant's allocable share of
forfeitures under this Plan shall be subject to disposition in accordance with the provisions of Section 4.11.

                           (4) Then, the Participant's share of the Company
Profit Sharing Contributions (if any) for the Plan Year coincident with such Limitation Year shall be reduced. The reduction shall be effected by (i) assuming, for purposes of the Section 4.5 allocation for such Plan Year, that the Participant's Eligible Earnings for the Plan Year is at a sufficiently reduced level to avoid an allocation of the Company Profit Sharing Contributions for such Plan Year which would otherwise be in excess of the applicable Section
4.9 limitation and (ii) making an appropriate reduction in the aggregate Company Profit Sharing Contributions for such Plan Year. Such reduction shall have no effect upon any other eligible Participant's allocable share of the Company Profit Sharing Contributions for such Plan Year.

                           (5) Finally, the Participant's allocable share of
employer contributions and forfeitures under any other defined contribution plans to which one or more Affiliated Companies contributes shall be subject to reduction or other disposition in accordance with the applicable provisions of such other plans.

                  4.11 Reallocation of Forfeitures. Should a Participant's allocable share of forfeitures for the Limitation Year exceed the amount which may be allocated to his Accounts in accordance with Section 4.9, then such excess shall be allocated and reallocated, as of the close of that Limitation Year, to the Company Profit Sharing Contribution Accounts of all other eligible Participants in accordance with Section 4.5, to the extent such allocation or reallocation will not cause the Section 4.9 limits to be exceeded in such Limitation Year. Any amount not so allocated as of the close of such Limitation Year shall be credited to a suspense account and shall be allocated, as of the close of each succeeding Limitation Year, to the Company Profit Sharing Contributions Accounts of all eligible Participants pursuant to Section 4.5, to the extent the allocation will not cause the Section 4.9 limits to be exceeded in any such Limitation Year. The Company shall not, for any Plan Year (other than the Plan Year in which the excess forfeitures arise), make any Company Matching Contributions, Company Profit Sharing Contributions or Employee Deferral Contributions if there is an outstanding balance in the suspense account as of the close of the Limitation Year coincident with such Plan Year. Under no circumstances shall the suspense account participate in the periodic allocation of earnings, gains and losses of the Fund pursuant to Section 8.2.

                  4.12 Time Period for Payment of Company Contributions. The Company contributions for any Plan Year shall be determined and paid to the Trustee not later than the time prescribed by law, including any extensions thereof, for filing of the Company's federal income tax return for such year.

                                       20.

                                    ARTICLE V

                    SPECIAL RULES GOVERNING EMPLOYEE DEFERRAL
                CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS

                  5.1 Limitations on Employee Deferral Contributions of Highly Compensated Employees.

                  (a) Definitions. For purposes of this Article V, the following definitions shall apply:

                           (1) "Actual Deferral Percentage" shall mean the
average of the ratios (calculated separately for each Eligible Employee) of (i) the amount of Employee Deferral Contributions actually payable to the Fund under the Plan on behalf of each such Eligible Employee for such Plan Year to (ii) such Eligible Employee's Compensation for such Plan Year; provided, however, the Actual Deferral Percentages of an Eligible Employee who is a Highly Compensated Employee participating in two (2) or more plans described in Section 401(k) of the Code maintained by the Affiliated Company shall be calculated in accordance with Section 401(k)(3)(A) of the Code.

                           (2) "Excess Contributions" shall mean the excess of
(i) the aggregate amount of Employee Deferral Contributions contributed to the Fund on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of Employee Deferral Contributions permitted under the limitations of Section 5.1(b).

                  (b) Any other provision of the Plan to the contrary notwithstanding, the average of the Actual Deferral Percentage for Highly Compensated Employees for a Plan Year must bear such a relationship to the average of the Actual Deferral Percentage for all other Eligible Employees for such Plan Year so that at least one of the following two (2) tests is satisfied:

                           (1) The average of the Actual Deferral Percentage for
the group of Highly Compensated Employees is not more than the average of the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

                           (2) The excess of the average of the Actual Deferral
Percentage for the group of Highly Compensated Employees over that of all other Eligible Employees is not more than two (2) percentage points, provided the average of the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the average of the Actual Deferral Percentage of all other Eligible Employees multiplied by two (2).

                  (c) The Committee shall determine from time to time whether the Employee Deferral Contributions made or to be made in any Plan Year on behalf of Highly Compensated Employees might cause the Plan to fail to comply with the foregoing limitations. If the Committee determines that such a failure might occur, the Committee may in its sole discretion reduce the maximum percentage of Eligible Earnings that may be elected as Employee Deferral Contributions under the Plan by Highly Compensated Employees or, if necessary to effect such compliance, may cause a distribution of Excess Contributions as provided in Section 5.2. Each determination by the Committee shall be made in its sole judgment and shall be conclusive.

                  5.2 Excess Contributions.

                  (a) If the Employee Deferral Contributions otherwise applicable to the Employee Deferral Contributions Accounts of Participants for the Plan Year would not satisfy one of the requirements of Section 5.1(b), then either or both of the remedial actions set forth below shall be taken:

                                       21.

                           (1) The Committee may, in its sole discretion, at any
time during the Plan Year, reduce the Employee Deferral Contributions of one or more Participants who are among the group of Highly Compensated Employees to the maximum deferral percentage permissible for such Participant(s) without contravention of the requirement that the aggregate Employee Deferral Contributions made on behalf of all Participants who are Highly Compensated Employees satisfy one of the deferral percentage tests of Section 5.1(b).

                           (2) The Excess Contributions (and any income
allocable to such contributions) made for the Plan Year on behalf of Participants who are among the group of Highly Compensated Employees shall be distributed to them as a current cash payment, subject to all applicable withholding taxes, prior to the close of the Plan Year subsequent to the Plan Year in which the requirements of Section 5.1(b) have not been met. (In order for the Company to avoid an excise tax under Section 4979 of the Code, such distribution would have to be made within two and one-half (2 1/2) months after the close of the Plan Year.) In order to determine that amount of Excess Contributions and the Highly Compensated Employees to whom the Excess Contributions are to be distributed, the Employee Deferral Contributions of Highly Compensated Employees shall be reduced in order of the Actual Deferral Percentages beginning with those Highly Compensated Employees with the highest Actual Deferral Percentages until such reduced percentage equals the greater of
(i) the Actual Deferral Percentage required in order to allow the Actual Deferral Percentage for all Highly Compensated Employees to satisfy the limitation of Section 5.1(b) or (ii) the Actual Deferral Percentage of the Highly Compensated Employee with the next highest percentage; then, the process shall be repeated in the order of the Actual Deferral Percentages for the Highly Compensated Employees, beginning with the Employee with the next highest percentage until the limitation of Section 5.1(b) is satisfied for the aggregate Employee Deferral Contributions made on behalf of all Highly Compensated Employees.

                  (b) Any distribution required pursuant to Section 5.2(a) shall be effected in compliance with the following procedures:

                           (1) The amount of Excess Contributions to be
distributed with respect to a Plan Year shall be reduced by the excess Employee Deferral Contributions previously distributed to the Highly Compensated Employee pursuant to Section 5.5 for the calendar year coincident with the same Plan Year.

                           (2) The distribution to the affected Highly
Compensated Employees shall be made in proportion to their share of Excess Contributions for the Plan Year.

                           (3) Income for the Plan Year for which the Excess
Contributions were made shall be distributed with the Excess Contributions. Income allocable to such Excess Contributions shall be calculated by multiplying
(i) the income allocable to the Participant's Employee Deferral Contributions Account for the Plan Year for which the Excess Contribution are made by (ii) a fraction the numerator of which is the Excess Contribution made on the Participant's behalf for the Plan Year and the denominator of which is the balance credited to the Participant's Employee Deferral Contributions Account on the last day of such Plan Year, decreased by the earnings and increased by the losses allocable to such Account for such Plan Year.

                           (4) The Excess Contribution together with the income
allocable thereto, shall at the time of such distribution be deducted from the Participant's Employee Deferral Contributions Account.

                           (5) Should the Actual Deferral Percentage of a Highly
Compensated Employee be determined on the basis of the Compensation and Employee Deferral Contributions of such individual and his family members pursuant to
Section 1.35, then the excess Employee Deferral Contributions of such Highly Compensated Employee shall be determined and distributed as follows: first, the excess Employee Deferral Contributions attributable to the family group shall be determined by adding together the Employee Deferral Contributions and the Compensation, respectively, of all family members whose Employee Deferral Contributions and Compensation are taken into account in calculating the Actual Deferral Percentage of such Highly

                                       22.

Compensated Employee; and then the excess Employee Deferral Contributions so determined shall be allocated among those family members in proportion to the Employee Deferral Contributions of each family member and distributed to them in accordance with such allocation.

                  5.3 Limitations on Allocation of Matching Contributions to Accounts of Highly Compensated Employees.

                  (a) Definitions. For purposes of this Section 5.3, the following definitions shall apply:

                           (1) "Contribution Percentage" shall mean the average
of the ratios (calculated separately for Highly Compensated Employees and for all other Eligible Employees) of (i) the Company Matching Contributions payable to the Fund under the Plan on behalf of each such Highly Compensated Employee or each of the other Eligible Employees for such Plan Year (plus, at the election of the Company and to the extent allowed by applicable Treasury regulations, the Employee Deferral Contributions made on behalf of the Highly Compensated Employees or the other Eligible Employees for the Plan Year) to (ii) the Compensation of the Highly Compensated Employees or the other Eligible Employees for such Plan Year, provided, however, the Contribution Percentage of an Eligible Employee who is a Highly Compensated Employee participating in two (2) or more plans maintained by an Affiliated Company shall be calculated in accordance with Section 401(m)(2)(B) of the Code. The Contribution Percentage for the family unit of a Highly Compensated Employee which is subject to the aggregation rules set forth in Section 1.35 shall be the Contribution Percentage determined by combining the Company Matching Contributions and Compensation of all eligible family members. The Company Matching Contributions and Compensation of all family members are disregarded in determining the actual Contribution Percentages for the group of Employees who are not Highly Compensated Employees.

                           (2) "Excess Aggregate Contributions" shall mean the
excess of (i) the amount of Company Matching Contributions (and Employee Deferral Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for the Plan Year over (ii) the maximum amount of such contributions permitted under the limitations of Section 5.3(b). The Excess Aggregate Contributions of Highly Compensated Employees whose Contribution Percentage is determined under the family aggregation rules described in Section 5.2(b)(5) shall be determined first by reducing the Contribution Percentage in accordance with the "leveling" method described below and then allocating the Excess Aggregate Contributions determined thereby among the family members in proportion to the Company Matching Contributions made on behalf of each family member who has been combined under the family aggregation rule. Under the "leveling" method, the Contribution Percentage of a Highly Compensated Employee with the highest actual Contribution Percentages is reduced to the extent required to:

                                  (i) enable the Plan to satisfy the percentage
test set forth in Section 5.1(b); or

                                 (ii) cause such Highly Compensated Employee's
Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage.

This leveling process must be repeated until the Plan satisfies the percentage tests set forth in Section 5.1(b).

                  (b) Any other provision of the Plan to the contrary notwithstanding, the average of the Contributing Percentages for Highly Compensated Employees for a Plan Year shall not exceed the greater of:

                           (1) One hundred twenty-five percent (125%) of the
Contribution Percentage for all other Eligible Employees; or

                                       23.

                           (2) The lesser of two hundred percent (200%) of the
Contribution Percentage for all other Eligible Employees, or such Contribution Percentage for all other Eligible Employees plus two (2) percentage points.

The Committee shall determine from time to time whether the Excess Aggregate Contributions made or to be made in any calendar year on behalf of Highly Compensated Employees might cause the Plan to fail to comply with the foregoing limitations. If the Committee determines that such a failure might occur, the Committee may reduce the percentage of Employee Deferral Contributions by Highly Compensated Employees that will be matched by the Company pursuant to Section 4.4, or the Committee may take remedial action under Section 5.3(c). Each determination by the Committee shall be made in its sole judgment and shall be conclusive. In determining the amount of the Excess Aggregate Contributions, such determination shall be made only after determination of the excess elective deferral under Section 5.6 and Section 402(g) of the Code and the determination of Excess Contributions under Section 5.1 and Section 401(k) of the Code.

                  (c) Remedial Action Through Interaction with Section 5.1(b).

                           (1) In the event that one or more dollars of Employee
Deferral Contributions are distributed to a Participant as an Excess Contribution under Section 5.2 or as an excess elective deferral under Section 5.6, then the Participant shall not be entitled to any Company Matching Contributions on the Employee Deferral Contributions so distributed. Accordingly, any Company Matching Contributions which may have previously been made upon the distributed Employee Deferral Contributions shall be deducted from the Participant's Company Matching Contributions Account and shall be applied to fund any future Company Matching Contributions required pursuant to the provisions of Section 4.4.

                           (2) By reason of such interaction between the
distribution of excess Employee Deferral Contributions and excess dollar deferrals and the deduction of the Company Matching Contributions thereon from the Participant's Company Matching Contributions Account, compliance with the
Section 5.1(b) limitations of the Plan applicable to the Participant's Employee Deferral Contributions shall automatically assure compliance with the Section 5.3(b) limitations of the Plan applicable to the Company Matching Contributions which may be allocated for the Plan Year to the Company Matching Contributions Accounts of Participants who are among the group of Highly Compensated Employees. However, should the Contribution Percentage of any Highly Compensated Employee who participates in both this Plan and any other plan maintained by one or more Affiliated Companies to which after-tax employee contributions or matching employer contributions are made for the same Plan Year exceed the applicable limitation of Section 5.3(b), then the remedial action provided under such other plan shall be taken, in addition to the action required under this Plan, to assure that the Contribution Percentage for such Highly Compensated Employee does not cause the Section 5.3(b) limitation to be exceeded for such Plan Year.

                           (3) The income allocable to any Company Matching
Contributions which are deducted from the Company Matching Contributions Account of a Highly Compensated Employee pursuant to the remedial provisions of this
Section 5.3(c) shall be calculated as follows: the income allocable to any such deducted Company Matching Contributions for the Plan Year for which such Company Matching Contributions are made shall be calculated by multiplying the income allocable to the Company Matching Contributions Account for the Plan Year for which the deducted Company Matching Contributions are made shall be multiplied by a fraction the numerator of which is the Company Matching Contributions to be deducted from such Account and the denominator of which is the balance credited to such Account on the last day of such Plan Year, decreased by the earnings and increased by the losses allocable to such Account for the Plan Year.

                  5.4 Aggregate Limitations. The Employee Deferral Contributions and the Company Matching Contributions for the Plan Year allocable to the Accounts of Participants who are among the group of Highly Compensated Employees must on an aggregate basis satisfy one of the following alternative tests:

                                       24.

                  (a) The sum of the Actual Deferral Percentage (as defined in
Section 5.1(a)(i)) and the Contribution Percentage (as defined in Section 5.3(a)(1)) for the group of Highly Compensated Employees must not for such Plan Year exceed the sum of (i) the product of 1.25 and the greater of (I) the Actual Deferral Percentage for the group of non-Highly Compensated Employees or (II) the Contribution Percentage for the group of non-Highly Compensated Employees and (ii) two percentage points plus the lesser of the percentage determined under clause (I) or (II) above, but in no event may the amount determined under this item (ii) exceed 200% of the lesser of the clause (I) or (II) percentage above.

                  (b) The sum of the Actual Deferral Percentage and the Contribution Percentage for the group of Highly Compensated Employees must not for such Plan Year exceed the sum of (i) the product of 1.25 and the lesser of
(I) the actual deferral percentage for the group of non-Highly Compensated Employees or (II) the Contribution Percentage for the group of non-Highly Compensated Employees and (ii) two percentage points plus the greater of the percentage determined under clause (I) or (II) above, but in no event may the amount determined under this item (ii) exceed 200% of the greater of the clause
(I) or (II) percentage above.

                  5.5 Remedial Action. If the Company Matching Contributions and Employee Deferral Contributions otherwise allocable for the Plan Year to the Accounts of Highly Compensated Employees would not when combined satisfy one of the aggregate percentage tests specified in Section 5.4, then the following provisions shall become applicable:

                  (a) Within two and one-half (2 1/2) months after the close of the Plan Year, the Excess Combined Contributions made for such Plan Year on behalf of one or more Participants who are among the group of Highly Compensated Employees, together with any income allocable to such Excess Combined Contributions, shall be reduced to zero (0), first through the deduction and distribution from the Employee Deferral Contributions Accounts of such Participants of any Employee Deferral Contributions (together with the income allocable thereto) for such Plan Year which are not otherwise entitled to any Company Matching Contributions for that Plan Year, and then through the simultaneous (1) deduction and distribution from their Employee Deferral Contributions Accounts of a portion of their Employee Deferral Contributions (together with the income allocable thereto) for such Plan Year which are entitled to a Company Matching Contribution for that Plan Year and (2) deduction from their Company Matching Contributions Accounts of the Company Matching Contributions (together with the income allocable thereto) made on those deducted and distributed Employee Deferral Contributions.

                  (b) The term "Excess Combined Contributions" shall mean for each Highly Compensated Employee the amount by which the (i) Company Matching Contributions and the Employee Deferral Contributions (expressed as a percentage of taxable Compensation) actually credited for the Plan Year to his Accounts, determined after any remedial actions required by Sections 5.2(a) and 5.2(c) have been taken, exceeds (ii) the maximum combined percentage permissible for such individual without contravention of the requirement that the combined Company Matching Contributions and Employee Deferral Contributions satisfy the aggregate percentage test of Section 5.4. The clause (ii) percentage applicable to each Highly Compensated Employee shall be determined in accordance with the following process: first, the combined percentage for the Highly Compensated Employee with the highest such percentage shall be reduced until such reduced percentage equals the greater of (I) the combined percentage required in order to allow the combined Company Matching Contributions and Employee Deferral Contributions on behalf of all Highly Compensated Employees to satisfy the limitations of Section 5.4 or (II) the combined percentage of the Highly Compensated Employee with the next highest percentage; then, the process shall be repeated in the order of the combined percentage for the Highly Compensated Employees, beginning with the Employee with the next highest percentage, until the limitation of Section 5.4 is satisfied for the combined Company Matching Contributions and Employee Deferral Contributions made on behalf of all Highly Compensated Employees.

                  (c) Remedial action under subparagraph (a) above shall be effected with respect to the Highly Compensated Employees in proportion to their Excess Combined Contributions for the Plan Year.

                                       25.

                  (d) The income allocable to any Employee Deferral Contributions deducted from the Participant's Employee Deferral Contributions Account pursuant to paragraph (a) above and the income allocable to any Company Matching Contributions deducted from his Company Matching Contributions Account shall be determined in accordance with the same income allocation procedures in effect under Sections 5.3(c)(3) and 5.6, respectively, and shall be deducted from the Employee Deferral Contributions Account and Company Matching Contributions Account concurrently with the remedial paragraph (a) action.

                  (e) Any Company Matching Contributions deducted from the Participant's Company Matching Contributions Account pursuant to the provisions of this Article V shall nevertheless be treated as an Annual Addition under
Section 4.8 for the Limitation Year for which such Company Matching Contributions are made. All such Company Matching Contributions deducted from the Company Matching Contributions Accounts of Participants pursuant to this
Article V shall be applied to the satisfaction of future Company Matching Contributions.

                  5.6      Limitations on Employee Deferral Contributions.

                  (a) In no event shall the Company contribute on behalf of any Participant for the Participant's taxable year Employee Deferral Contributions which when added together with similar contributions under all plans maintained by the Company exceed $7,000, as indexed below, (or the "Section 402(g) limit"). If at any point during the taxable year, it becomes apparent that a Participant's Employee Deferral Contributions will exceed the $7,000 limit, as indexed, the Participant's deferral election will be reduced by unilateral action of the Committee, and a flat dollar amount will be contributed to the Participant's Employee Deferral Contributions Account each pay period for the remainder of the taxable year so that the Participant's aggregate Employee Deferral Contributions for the taxable year shall not exceed the $7,000 limit, as indexed. The flat dollar amount will be expressed in a fraction the numerator of which is the difference between the balance of the Employee Deferral Contributions Account and the maximum $7,000 limit, as indexed, and the denominator of which is the number of pay periods left in the taxable year. If, however, there is still an excess dollar deferral at the end of the taxable year, the excess Employee Deferral Contributions (together with any income thereon) shall be paid to such Participant as a current cash payment.

                  (b) In the event the sum of (i) the Employee Deferral Contributions made during the Participant's taxable year by the Company on behalf of the Employee under this Plan and by any other employer on the Participant's behalf to other plans complying with Section 401(k) of the Code,
(ii) the contributions made by any other employer during such taxable year on behalf of the Employee to the extent not includable as income under Section 402(h)(1)(B) of the Code, and (c) the contributions made by any other employer on behalf of the Employee during the tax year to purchase an annuity contract complying with the provisions of Section 403(b) of the Code by reason of a salary reduction agreement (as defined under Section 3121(a)(5)(D) of the Code), exceeds the $7,000 limit, as indexed below, then all or a portion of such excess may be distributed to the Employee by April 15th of the year following the close of the taxable year during which the excess elective deferral was made in any amount up to the total excess (plus income allocable to the excess), provided that no later than March 1 of such year, or such earlier date as the Committee may elect in its sole discretion, the Participant has notified the Committee of the portion of the excess Employee Deferral Contributions to be distributed from the Plan. Notwithstanding the provisions of this Section 5.6, any excess elective deferrals described hereunder shall be considered for purposes of determining Excess Contributions under the discrimination rules of this Article V, unless otherwise provided by the applicable Treasury rules or regulations. Any excess Employee Deferral Contributions made under the Plan which are not distributed by April 15th after the tax year in which such excess occurred shall be subject to the distribution restrictions applicable to the Employee Deferral Contributions.

                  (c) Notwithstanding the foregoing, the $7,000 threshold shall be adjusted for each Plan Year commencing on or after January 1, 1988 to take into account any cost-of-living increase adjustment for that Plan Year allowable pursuant to the applicable Treasury regulations or rulings under Sections 402(g)(5) and

                                       26.

415(d) of the Code. The income allocable to the excess Employee Deferral Contributions shall be calculated by multiplying (1) the income allocable to the Participant's Employee Deferral Contributions Account for the taxable year for which the excess Employee Deferral Contributions are made, by (2) a fraction the numerator of which is the excess Employee Deferral Contribution made on the Participant's behalf for such taxable year and the denominator of which is the balance credited to the Employee Deferral Contributions Account of such Participant on the last day of the taxable year, decreased by the earnings and increased by the losses allocable to such Account for the year.

                                       27.

                                   ARTICLE VI

                   SPECIAL PROVISIONS FOR STOCK BONUS ACCOUNTS

                  6.1      Special Requirements for Stock Bonus Accounts.

                  (a) In General. This Section 6.1 shall apply to Stock Bonus Account and shall not eliminate any form of distribution otherwise available under the Plan or the commencement date of that distribution.

                  (b) Investment Directives. Each Stock Bonus Account shall remain invested in Company Stock.

                  (c) Time of Distribution. Notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and the Participant's Spouse to a distribution with a present value in excess of $3,500, a Participant may elect to have his Stock Bonus Account distributed as follows:

                           (1) If the Participant incurs a Severance Date by
reason of the attainment of Normal Retirement Age, death or Total Disability, the distribution of his Stock Bonus Account balance will begin not later than one (1) year after the close of the Plan Year in which such event occurs, unless the Participant elects otherwise under the Plan.

                           (2) If the Participant incurs a Severance Date for
any other reason, and is not reemployed by the Company at the end of the fifth
(5th) Plan Year following the Plan Year of such separation from service, distribution of the Participant's Stock Bonus Account balance shall begin not later than one (1) year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant separated from service, unless the Participant elects otherwise under the Plan.

                           (3) If the Participant separates from service for a
reason other than those described in paragraph (1) above and is employed by the Company as of the last day of the fifth (5th) Plan Year following the Plan Year of such separation from service, any distribution to the Participant prior to his subsequent separation from service shall be made in accordance with terms of the Plan other than this Section 6.1.

For purposes of this Section 6.1, Common Stock shall not include any employer securities acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full.

                  (d) Period for Payment. Distributions required under Section
6.1 shall be made in substantially equal annual payments over a period of five
(5) years, unless the Participant elects otherwise under the Plan. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 6.1(c), if the vested balance of a Participant's Stock Bonus Account is in excess of $500,000 (multiplied by the adjustment factor in effect pursuant to Section 409(o)(2) of the Code) as of the date distribution is required to begin under Section 6.1(b), then the distributions required under this Section 6.1 shall be made in substantially equal annual payments over a period not longer than five (5) years plus an additional one (1) year (up to an additional five
(5) years) for each $100,000 increment, or fraction of such increment, by which the value of the Participant's Stock Bonus Account exceeds $500,000, unless the Participant elects otherwise under the Plan. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

                                       28.

                  6.2      Put Option Requirements.

                  (a) In General. This Section 6.2 shall apply to distributions of employer securities which were acquired by the Burr-Brown Corporation Stock Bonus Plan, in the event Company Stock is not readily tradable on an established security market and shall not eliminate any other form of distribution available under the Plan on the commencement date for that distribution.

                  (b) Put Option Payment. Notwithstanding any other provisions of the Plan, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. Such put option shall provide that if the Participant exercises such put option, the Company, or the Plan, if the Plan so elects, shall repurchase the distributed Company Stock as follows:

                           (1) If the distribution constitutes a Total
Distribution, payment of the fair market value of the repurchased Company Stock shall be made in five (5) substantially equal annual payments. The first installment shall be paid no later than thirty (30) days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

                           (2) If the distribution does not constitute a Total
Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the repurchased Company Stock no later than thirty (30) days after the Participant exercises the put option.

                                       29.

                                   ARTICLE VII

                INVESTMENT FUNDS AND INVESTMENT OF CONTRIBUTIONS

                  7.1 Investment Funds. A Participant may choose a Fixed Income Investment Sub-Account or one or more Variable Income Investment Sub-Accounts.

                  7.2 Investment Elections. Each Participant shall make an investment election which will apply to the investment of his Accounts in one or more of the various available investment funds. Separate investment elections with respect to a Participant's different Accounts may not be made. All investment choices by the Participant shall be made pursuant to rules and procedures established by the Committee.

                  7.3 Changes in Investment Elections. A Participant may elect to change his investment election with respect to future contributions made for him pursuant to the rules and procedures established by the Committee.

                  7.4 Transfers Between Funds. A Participant may transfer amounts between his Investment Sub-Accounts at any time by notifying the Committee. Such transfer will be made on the date specified, subject to any restrictions pursuant to rules and procedures established by the Committee.

                  7.5 Restrictions on Insiders. Each Participant who is at the time an officer or director of Burr-Brown Corporation subject to the short-swing profit restrictions of the Federal securities laws ("Section 16 Insider") may only effect investment directives with respect to the acquisition or disposition of shares of Company Stock under the Plan in accordance with the following provisions:

                  (a) Should the Section 16 Insider elect to have his Employee Deferral Contributions invested in whole or in part in shares of Company Stock on an on-going basis as such contributions are made to the Plan, then the
Section 16 Insider (as well as any other Participant) will have the right, upon proper notice to the Committee, to discontinue such investment at any time. However, the Section 16 Insider must, for a period of at least six (6) months thereafter, cease any further purchases or acquisitions of Company Stock under the Plan, whether through a reinvestment of the existing balance credited to his Accounts or through any new Employee Deferral Contributions made to the Plan.

                  (b) Directives by a Section 16 Insider to invest his Accounts in whole or in part in Company Stock or to liquidate one or more shares of Company Stock at the time held in his Accounts may only be given by such Section 16 Insider during one of the quarterly window periods beginning on the third
(3rd) business day following the release to the public of the Company's quarterly or annual financial statements and ending on the twelfth (12th) business day following such public release. In no event, however, may such investment directive with respect to Company Stock be given within six (6) months after the end of the last such window period in which the Participant issued a previous investment directive with respect to Company Stock.

                  (c) Should the Section 16 Insider direct the liquidation of any Company Stock at the time held in his Account, then such individual may not, for a period of at least six (6) months thereafter, purchase or acquire any additional Company Stock under the Plan, whether through a reinvestment of the existing balance credited to his Account or through any new Employee Deferral Contributions made to the Plan. Accordingly, any on-going election by such
Section 16 Insider to have his Employee Deferral Contributions applied to the purchase of Company Stock must be suspended for at least six (6) months following the investment directive to liquidate any Company Stock held in his Account.

                                       30.

                                  ARTICLE VIII

                               INDIVIDUAL ACCOUNTS

                  8.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

                  (a) An Employee Deferral Contributions Account shall be established for each Participant. Employee Deferral Contributions directed by a Participant shall be allocated to the Participant's Employee Deferral Contributions Account.

                  (b) A Company Profit Sharing Account shall be established for each Participant. Company Profit Sharing Contributions for a Participant shall be allocated to the Participant's Company Profit Sharing Contributions Account in accordance with Section 4.5.

                  (c) A Company Matching Contributions Account shall be established for each Participant. Company Matching Contributions for a Participant shall be allocated to the Participant's Company Matching Contributions Account.

                  (d) A 1986 Profit Sharing Account shall be established for each Participant who participated in the Plan prior to 1987.

                  (e) A Rollover Account shall be established, as provided in
Section 4.6.

                  (f) A Stock Bonus Account shall be established for each Participant who had an account in the Burr-Brown Corporation Stock Bonus Plan which was merged into this Plan effective July 1, 1989.

Accounts shall be for bookkeeping purposes only, and, except as may be otherwise necessary with respect to one of the Accounts, the establishment of Accounts shall not require any segregation of the Fund's assets.

                  8.2 Valuation of Accounts. As of each Valuation Date, the value of each Account shall be adjusted to reflect the effect of distributions, withdrawals, transfers, income, realized and unrealized profit and losses, contributions and all other transactions with respect to the Fund since the immediately preceding Valuation Date in accordance with a method adopted by the Committee which is consistently followed and uniformly applied. For purposes of this Section 8.2, the value of an Account will be the fair market value as of the applicable Valuation Date. A Participant's Account may be subject to charges and expenses involved in administering the Plan pursuant to Section 19.4. Any of such charges and expenses may instead be paid by the Company, at the Company's sole election.

                  8.3 Rollover Accounts. With the consent of the Committee, which shall be granted in its sole discretion and only if it is certain that the amount to be transferred constitutes a Rollover Contribution, an Employee may transfer to the Fund an amount that constitutes a Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

                  (a) A Rollover Account shall be established for each Employee who makes a Rollover Contribution. Commencing on the date the Rollover Contribution is transferred to the Fund, the Rollover Account shall share in the earnings or losses of the Fund for such Plan Year in the manner described in
Section 8.2.

                  (b) A Rollover Account shall be treated in all respects the same as all other Accounts except that no Company contributions shall ever be added to a Rollover Account.

                                       31.

                  (c) An Employee shall be treated the same as a Participant hereunder from the time of the transfer (but shall not actually be a Participant until satisfying the requirements of Article III, and shall be eligible for an allocation of Employee Deferral Contributions hereunder only upon satisfying all requirements of the Plan as though this Section were not a part hereof).

                  (d) A Rollover Contribution shall not be accepted by the Committee if it is a direct or indirect transfer of any assets of any qualified plan under Section 401(a) of the Code which is required to provide annuity distributions to terminating participants pursuant to the provisions described in Section 401(a)(11)(B)(iii)(III) of the Code.

                                       32.

                                   ARTICLE IX

                                     VESTING

                  9.1 Vesting in the Employee Deferral Contributions Account, the 1986 Profit Sharing Account, the Stock Bonus Account and the Rollover Account. An Employee's interest in his Employee Deferral Contributions Account, 1986 Profit Sharing Account, Stock Bonus Account and Rollover Account herein shall be fully vested at all times.

                  9.2 Vesting in Company Matching Contributions Account and the Company Profit Sharing Contributions Account. The Participant's interest in his Company Profit Sharing Contributions Account and Company Matching Contributions Account shall become fully vested at the earliest of the following dates:

                  (a) The date of the Participant's death while an Employee of an Affiliated Company,

                  (b) The date the Participant incurs a Total Disability,

                  (c) The Participant's attainment of Normal Retirement Age,

                  (d) The date of termination of this Plan, or

                  (e) The date the Participant completes four (4) years of
                      Vesting Service.

                  9.3 Determination of Vested Interest in the Company Profit Sharing Contributions Account and Company Matching Contributions Account in the Event of a Severance Date. Prior to the date that the Participant's nonforfeitable interest in his Company Profit Sharing Contributions Account and Company Matching Contributions Account becomes fully vested pursuant to Section 9.2, his nonforfeitable interest in those Accounts shall be the appropriate percentage under the following table:

           Years of Vesting                            Nonforfeitable
                Service                                  Percentage
                -------                                  ----------
           less than 1                                       0%
           1 but less than 2                                25%
           2 but less than 3                                50%
           3 but less than 4                                75%
           4 or more                                       100%

Any amounts credited to the Company Profit Sharing Contributions Account or Company Matching Contributions Account in which the Participant is not vested may be forfeited in accordance with Sections 9.4 and 11.3. In the event the Participant's unvested benefits are not otherwise earlier forfeited, such non-vested benefits shall in all events be completely forfeited upon his incurrence of a Period of Severance of sixty (60) months or more.

                  9.4 Restoration of Forfeiture. If a Participant incurs a Severance Date and thereby ceases to be an Employee prior to the time he is one hundred percent (100%) vested in his Company Matching Contributions Account and/or Company Profit Sharing Contributions Account and he receives a distribution of his entire vested interest in his Company Matching Contributions Account, or Company Profit Sharing Contributions Account pursuant to Section
11.4 prior to sustaining a Period of Severance of sixty (60) months or more, the entire unvested amount credited to the Participant's applicable Accounts shall be forfeited and reallocated in accordance with the provisions of Section 11.3 as of the year-end Valuation Date coincident with or immediately following such distribution. If such Participant shall become an Employee prior to sustaining

                                       33.

a Period of Severance of sixty (60) months or more, such individual shall resume participation in the Plan in accordance with Section 3.4, and an amount equal to the amount forfeited from each Account in connection with his prior distribution shall be restored to that Account, provided he repays in full the amount distributed from that Account on or before the earlier of the fifth (5th) anniversary of the date of his resumption of Employee status or his incurrence of a Period of Severance of sixty (60) months or more. Forfeitures for the year of restoration will be used to restore such amounts. In the event there are not sufficient forfeitures, the Company will make a special contribution to complete the restoration. Under no circumstances shall Service rendered by a Participant who has previously incurred a Period of Severance of sixty (60) months or more, be taken into account in determining the percentage to which the Participant is vested in that portion of his Company Profit Sharing Contributions Account or Company Matching Contributions Account (including allocated forfeitures) attributable to contributions made prior to such Period of Severance of sixty
(60) months or more.

                  9.5 Amendments to Vesting Schedule. No amendments to the vesting provisions set forth in Sections 9.1 through 9.3 shall deprive an Employee who is a Participant on the later of (a) the date the amendment is adopted, or (b) the date the amendment is effective, of any nonforfeitable benefit to which he is entitled under the Plan (determined as of such date) without regard to such amendment. If the vesting provisions designated in Sections 9.1 through 9.3 are amended, each Participant whose benefits would be determined under such schedule and who has completed three (3) years of Vesting Service shall have the right to elect, during the period computed pursuant to this Section 9.5, to have his nonforfeitable benefit determined without regard to such amendment; provided, however, that no election shall be provided to any Participant whose nonforfeitable percentage under the schedule, as amended, cannot at any time be less than the percentage computed without regard to such amendment. The election period shall commence on the date the amendment is adopted and end on the latest of: (a) sixty (60) days after adoption of the amendment, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is notified of the amendment in writing by the Company or Committee. Such election, if exercised, shall be irrevocable, and shall be available only to an Employee who is a Participant when the election is made.

                                       34.

                                    ARTICLE X

                          WITHDRAWALS DURING EMPLOYMENT

                  10.1 In-Service Withdrawals. Subject to the limitation of
Section 10.2, a Participant who has incurred a Financial Hardship, as hereinafter described in Section 10.2, may withdraw all or a portion of the value of his Employee Deferral Contributions Account or Rollover Account.

                  10.2 Withdrawal Rules. Withdrawals pursuant to Section 10.1 shall be permitted subject to the following rules:

                  (a) Withdrawals shall be made by filing a written request with the Committee on such form as the Committee may prescribe. Withdrawals shall take effect as of the date a written request is approved by the Committee, and payment of the amount to be withdrawn shall be made as soon as practicable thereafter.

                  (b) All withdrawals shall be paid in a lump sum.

                  (c) All withdrawals shall first be made from a Participant's Rollover Account and then from his Employee Deferral Contributions Account.

                  (d) The Committee shall approve a distribution from the Fund to a Participant due to Financial Hardship only in the event such distribution is necessary to meet the Financial Hardship of the Participant.

                           (1) There is a Financial Hardship only if the reason
for the distribution would be to pay one of the following expenses:

                                    (i) Medical expenses (as described in
Section 213(d) of the Code) of the Participant, the Participant's spouse or dependents;

                                    (ii) Costs directly related to the purchase
(excluding mortgage payments) of the principal residence of the Participant;

                                    (iii) Tuition and related educational fees
for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse or dependents; or

                                    (iv) Expenses necessary to prevent the
eviction from, or foreclosure on the mortgage of, the principal residence of the Participant.

                           (2) If there is a Financial Hardship under
subparagraph (1) above, distribution will be considered necessary to satisfy the Financial Hardship if made subject to the following requirements:

                                    (i) The amount distributed must not exceed
the amount needed (which may include amounts necessary to pay income taxes and penalties resulting from the distribution).

                                    (ii) The Participant must have obtained all
distributions and nontaxable loans available under this Plan and any other qualified plan maintained by the Company or any other Affiliated Company.

                                    (iii) If the Participant withdraws amounts
from his Employee Deferral Contributions Account, he will be suspended from making elective and after-tax contributions to this Plan or any

                                       35.

other qualified plan of the Company or any other Affiliated Company for a period of at least twelve (12) months following the receipt of the distribution.

                                    (iv) For purposes of Section 4.4, if the
Participant withdraws from his Employee Deferral Contributions Account, the
Section 5.6 limitation on Employee Deferral Contributions for the year subsequent to the year of the distribution shall be reduced by the total amount of Employee Deferral Contributions made by the Participant during the year of the distribution.

                  (e) If a Participant's Account subject to a withdrawal is invested in more than one investment fund, the withdrawal shall be made from such fund or funds as elected by the Participant. In the absence of such election, the withdrawal shall be made pro-rata from each such fund.

                  (f) Distributions from the Employee Deferral Contributions Account of a Participant on account of Financial Hardship shall not exceed the Employee Deferral Contributions made on behalf of the Participant; the income allocable to the Participant's Employee Deferral Contributions Account shall not be included in the distributable amount.

                  10.3 Withdrawal of Company Matching Contributions. Effective January 1, 1993, a Participant may no longer withdraw funds from his Company Matching Contributions Accounts.

                                       36.

                                   ARTICLE XI

                   DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

                  11.1 Death. Upon the death of the Participant while in Employee status, a distribution of the deceased Participant's Accrued Benefit shall be made to his Beneficiary in Company Stock, to the extent the Participant's Accounts are invested in Company Stock and the balance in cash; provided, however, the Beneficiary may elect to receive the cash equivalent of the Company Stock held in all Accounts except the Stock Bonus Account. The Participant shall have the unrestricted right to designate one or more Beneficiaries to receive the death benefits to which he is entitled hereunder, and to change any such designation. However, if an individual other than the Participant's Spouse is named as Beneficiary, then the Spouse must consent in writing to the Participant's designation of such other Beneficiary, and such consent form must be witnessed by a notary public or a member of the Committee and must acknowledge the effect such designation will have upon the benefits otherwise payable to the Spouse under the Plan. Each such Beneficiary designation shall be evidenced by a written instrument filed with the Committee. If such designation is not on file with the Committee at the time of the death of the Participant, or if for any reason in the sole discretion of the Committee such designation is defective, then the Participant's Spouse, if living, his children, if living, or his estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit. Notwithstanding this spousal consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the Beneficiary designation shall be valid without spousal consent. Any spousal consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent. Should the Participant designate a person other than (or in addition to) his Spouse as Beneficiary and not obtain the spousal consent to such designation required under this Section 11.1, then any benefits payable under the Plan upon the Participant's death shall be paid entirely to the Participant's surviving Spouse.

                  11.2 Payments Upon Termination of Employment. Upon a Participant's termination of Employee status, the Participant's nonforfeitable interest in his Accounts, determined in accordance with Article IX, shall be distributed in Company Stock, to the extent the Participant's Accounts are invested in Company Stock and the balance in cash; provided, however, the Participant may elect to receive the cash equivalent of the Company Stock held in all Accounts except the Stock Bonus Account. If such Participant shall die prior to full payment of his nonforfeitable interest under the Plan, payment shall be made to his Beneficiary in accordance with Section 11.1.

                  11.3 Forfeiture of Non-vested Benefits. The non-vested portion of each of the Participant's Accounts shall be forfeited as of the Valuation Date as of which the Participant receives his distribution under Section 11.2. The non-vested portion of any amounts credited to him but not yet allocated to his Accounts as of the Valuation Date shall also be forfeited. Forfeitures shall be applied first to restore Accounts of rehired Employees pursuant to Section
9.4 and then to reduce future Company contributions.

                  11.4     Timing of Distributions.

                  (a) The Accrued Benefit to which a Participant or his Beneficiary becomes entitled in accordance with this Article XI shall be paid in a lump sum at such time as the Participant elects in his written election to the Committee. If the Participant's vested Account balances have always been equal to or less than $3,500, the Committee shall have the right to direct the Trustee to distribute the vested Account balances to the Participant in a lump sum as soon as practicable after the Valuation Date ending after his Severance Date. In the case of death or retirement on or after the Normal Retirement Date, the lump sum payment of the vested Account balances shall be made as soon as practicable after the Valuation Date ending after the Severance Date. In all other cases, the Committee may not immediately distribute benefits without the Participant's consent. The term "immediately distribute" shall mean the distribution is made prior to Normal Retirement Age. If the Participant's aggregate vested Account balances exceeds $3,500, no distribution shall be made to the Participant

                                       37.

prior to his attainment of Normal Retirement Age, unless the Participant's written consent to any earlier distribution is obtained not more than ninety
(90) days prior to the distribution date. A Participant's failure to so consent shall be deemed to be an election to defer commencement of any benefit distribution. Until such time as the amounts in the Participant's Accounts are paid to him or his Beneficiary, the amounts in his Accounts shall remain deposited in the Participant's appropriate investment funds and shall continue to share in the investment earnings and losses of those funds. Distributions of all Accounts other than Company Stock distributed from the Stock Bonus Account shall be made in lump sum distribution.

                  (b) Not less than thirty (30) days nor more than ninety (90) days prior to the date specified for distribution the Participant shall be provided with written information relating to his right to defer such distribution in accordance with the guidelines of this Section 11.4. After incurring a Severance Date as described in Sections 11.1 and 11.2, determination of the value of the Participant's distribution shall be made as of the Valuation Date immediately preceding the date on which the Participant takes distribution. However, such distribution may commence less than thirty (30) days after the written information is provided to such Participant (provided that Sections 401(a)(11) and 417 of the Code do not apply), if the Committee (1) clearly informs the Participant that he has the right to a period of at least thirty
(30) days after receiving such information to consider whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving such information, affirmatively elects a distribution.

                  (c) Notwithstanding anything in this Section 11.4 or in
Section 11.5 to the contrary, unless the Participant otherwise agrees, the distribution of the Participant's Accounts shall commence no later than sixty
(60) days after the close of the Plan Year in which the Participant attains age 65, or in which occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or in which the Participant terminates his employment with the Company, whichever occurs last. However, the benefits payable to a Participant under this Section 11.4 or Section 11.5 shall in all events commence no later than April 1 of the year following the calendar year in which he attains age 70 1/2.

                  11.5     Forms and Timing of Distributions from Stock Bonus
Account.

                  (a) Subject to the terms of Article VI, after a Participant incurs a Severance Date described in Sections 11.1 and 11.2, determination of the value of the Participant's distribution from his Stock Bonus Account shall be made as of the Valuation Date immediately preceding the date on which the Participant takes distribution. If the vested balance of the Participant's entire Stock Bonus Account has always been equal to or less than $3,500, the Committee shall have the right to direct the Trustee to distribute the vested Stock Bonus Account balance to the Participant in the form of a lump sum distribution as soon as practicable after the Valuation Date ending after the Severance Date. In the case of death or retirement on or after the Normal Retirement Date, payment shall commence as soon as practicable after the Valuation Date ending after the Severance Date. In all other cases, the Committee may not immediately distribute benefits without the Participant's consent, subject to Section 11.4. The term "immediately distribute" shall mean the distribution is made prior to Normal Retirement Age. If consent is required, the Participant must consent to the timing of the distribution. A Participant's failure to so consent shall be deemed to be an election to defer commencement of any benefit distribution. Until such time as the amounts in the Participant's Account is paid to him or his Beneficiary, the amounts in his Stock Bonus Account shall remain deposited in such Account.

                  (b) If distribution from the Participant's Stock Bonus Account is made in installments pursuant to the provisions of Article VI and such installment distribution is not completed by the Required Beginning Date (which, for purposes of this Section, shall mean April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2), or if the Participant has not otherwise begin to receive the distribution of his Accounts under the Plan prior to such Required Beginning Date, then the unpaid balance credited to the Stock Bonus Account or all Accounts, as the case may be, on the Required Beginning Date shall be distributed in accordance with the proposed Treasury regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of section 1.401(a)(9)-2 of such regulations.

                                       38.

Accordingly, in determining the minimum amount to be distributed to such Participant in each calendar year following the calendar year in which the Participant attains age 70 1/2, the minimum distribution rules of Section 401(a)(9) of the Code and the proposed Treasury regulations thereunder shall apply as follows and shall supersede any other distribution provisions to the contrary in the Plan:

                           (1) The minimum amount distributed each calendar year
must not be less than the quotient obtained by dividing the adjusted vested balance of the Participant's Stock Bonus Account or all Accounts, as the case may be, as valued in accordance with subparagraph (2) below by the applicable life expectancy in effect for the Participant, reduced by one (1) for each calendar year which elapses since the date such life expectancy is last calculated in accordance with subparagraph (3) below.

                           (2) The adjusted vested balance of each applicable
Account for the first minimum distribution year (the calendar year in which the Participant attains age 70 1/2) shall be the value of such Account as of the last Valuation Date in the calendar year immediately preceding the start of such distribution year. The adjusted vested balance of such Account for the second minimum distribution year shall be the value of that Account as of the last Valuation Date in the calendar year immediately preceding the start of such distribution year, reduced by the amount of the required distribution for the first minimum distribution year, to the extent paid to the Participant in the second distribution year on or before the Required Beginning Date. The adjusted vested balance of the Account for each succeeding minimum distribution year shall be the value of such Stock Bonus Account as of the last Valuation Date in the calendar year immediately preceding the start of that distribution year. The value of the Account will in all instances be increased for any participating Company contributions or forfeitures allocated to, or reduced by any distributions or withdrawals made from, the Account after the applicable Valuation Date and prior to the start of the minimum distribution year to which such Valuation Date relates.

                           (3) The applicable life expectancy shall be the life
expectancy of the Participant and shall be calculated on the basis of his attained age on his birthday in the calendar year in which he attains age 70 1/2. The return multiples in Tables V and VI of Section 1.72-9 of the Treasury regulations shall be utilized in the determination of the applicable life expectancy period. The life expectancy of the Participant shall not be recalculated during the minimum distribution period.

                           (4) The first calendar year for which a minimum
distribution shall be required under this Section 11.5(b) shall be the calendar year in which the Participant attains age 70 1/2, and such distribution shall be made no later than the Required Beginning Date. Each subsequent minimum distribution shall be made no later than the last day of the calendar year for which such distribution is required, with the first such subsequent distribution to be made no later than December 31 of the calendar year immediately following the calendar year in which the Participant attains age 70 1/2.

                           (5) Should the minimum distributions required under
this Section 11.5(b) commence prior to the date on which the Participant ceases Employee status, then the unpaid vested balance credited to the Participant's Stock Bonus Account at the time of his subsequent cessation of Employee status for any reason (including death) shall be distributed over the shorter of the following two periods: (i) the balance of the minimum distribution period in effect for the Participant or (ii) the installment distribution period in effect for that Account under Article VI; for all other Accounts, the distribution will be made in the form of a lump sum payment under Section 11.4(a). In no event may the distribution in any calendar year within the applicable period be less than the minimum distribution required for such calendar year in accordance with the preceding provisions of this Section 11.5(c). In addition, the Participant (or the designated Beneficiary of a deceased Participant) may, at any time following such cessation of Employee status, request an immediate lump sum distribution of the unpaid vested balance of the Stock Bonus Account.

                                       39.

                  11.6 Participant Payment Election Regarding Stock Bonus Account. A Participant must receive the distribution of his Stock Bonus Account in shares of Company Stock; provided, however, any fractional shares of Company Stock shall be distributed in cash. Distribution of the Stock Bonus Account shall be made in accordance with the provisions of Article VI and Section 11.5.

                  11.7 Unclaimed Amounts; Notices. Neither the Company, the Committee nor the Trustee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Committee, by certified or registered mail addressed to the Participant's or Beneficiary's last known address of record with the Committee or the Company, shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. In the event that the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, the Committee may direct the Trustee to segregate the Participant's Accounts in interest-bearing deposits with a federally insured institution, and the Committee and the Trustee shall have no other investment responsibility with regard to such benefits. After so segregating such benefits, the Committee shall notify the Social Security Administration of the Participant's or Beneficiary's failure to claim the distribution to which he is entitled. The Committee shall request the Social Security Administration to notify the Participant or Beneficiary in accordance with any procedures it has established for this purpose. The segregated deposits shall be entitled to all income they earn and shall bear all expense or loss they incur.

                  11.8 Direct Rollovers. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee's election under this Plan, a Distributee shall have the right, exercisable in accordance with the procedure established by the Committee in compliance with Section 402 of the Code, to have all or any portion of an Eligible Rollover Distribution from this Plan paid as a Direct Rollover to an Eligible Retirement Plan designated by such Distributee.

                                       40.

                                   ARTICLE XII

                                      LOANS

                  12.1 Loan Applications. Except as provided below, each Participant or other "party in interest" (as defined in Section 3(14) of the Act) who has an interest in the outstanding balance of any Employee Deferral Contributions Account and Rollover Account may submit a written application to the Committee for a loan from the Plan in an amount not in excess of the maximum amount allowable under Section 12.2. The Committee shall act on each loan application in a uniform and non-discriminatory manner. The Committee shall not reject any application on the basis of the applicant's age or sex but may make distinctions on the basis of the applicant's creditworthiness and financial need.

                  12.2 Loan Terms. Upon approval of any application under
Section 12.1, the Committee shall direct the Trustee to make a loan to the applicant in accordance with the following provisions:

                  (a) The minimum amount an individual may borrow is $1,000, or such smaller amount as the Committee shall establish from time to time.

                  (b) The maximum amount of the loan shall not (when added to the outstanding balance of all other loans ("Plan Loans") made to the applicant under this Plan or any other defined benefit or defined contribution plan to which any Affiliated Company contributes) exceed the lesser of:

                           (1) $50,000 (less the excess of (i) the highest
principal amount in the aggregate outstanding under any other Plan Loans to the applicant during the immediately preceding twelve (12) months over (ii) the aggregate principal amount outstanding under such Plan Loans on the date such loan is made); or

                           (2) fifty percent (50%) of the vested balance
credited to the Employee Deferral Contributions Account, Rollover Account, Company Matching Contributions Account, Company Profit Sharing Contributions Account and 1986 Profit Sharing Account at the time the loan is made (as determined pursuant to the valuation provisions of Section 8.2).

                  In no event, however, shall the amount loaned to the applicant exceed one hundred percent (100%) of the balance credited to the Employee Deferral Contributions Account and Rollover Account at the time the loan is made, less any earmarked investments credited to such Account under Section 12.5.

                  (c) The cost of processing the loan application may be deducted from the Employee Deferral Contributions Account and/or the Rollover Account or may be withheld from the amount borrowed, at the discretion of the Committee.

                  (d) The loan shall be evidenced by the applicant's promissory note in the amount of the loan, made payable to the order of the Trustee.

                  (e) The loan shall have a fixed term not in excess of five (5) years (or fifteen (15) years if the proceeds of the loan to a Participant are applied to the acquisition of real estate which is to serve as his primary residence), subject to acceleration upon the occurrence of (1) the applicant's failure to pay any installment of principal or interest when due, (2) the applicant's qualification for an immediate distribution from the Plan or, if the applicant is a Participant, his cessation of Employee status, (3) the filing of bankruptcy proceedings by or against the applicant, the assignment of the applicant's assets for the benefit of his creditors or the appointment of a receiver for the applicant's assets, or any other similar event of acceleration specified in the promissory note.

                                       41.

                  (f) The loan shall bear a market rate of interest, payable at least annually. Such market rate shall be determined on the basis of the interest rates charged for similar-purpose loans by banks and other reputable financial institutions selected by the Committee as representative lenders.

                  (g) The loan shall be adequately secured through the conveyance to the Fund of a security interest in fifty percent (50%) of the applicant's right, title and interest in and to all Accounts under the Plan.

                  (h) The loan shall be repayable through level amortization payments over the term of the loan. Such payments shall be effected through periodic payroll deductions from the applicant's salary and other cash earnings each payroll period the loan is outstanding; provided, however, if payroll deductions are impossible (e.g., the applicant is on an unpaid leave of absence) the loan shall be repayable in periodic cash installments payable at least quarterly.

                  (i) The remaining terms and conditions of the loan and related documentation shall be established by the Committee.

                  (j) The provisions of this Article XII and loans made hereunder shall be interpreted and construed so as to prevent any such loan from being treated as a taxable distribution under Section 72(p) of the Code.

                  12.3 Offset Rights. If the borrower is the Participant, then no distributions shall be effected from his Accounts at any time after his cessation of Employee status, unless and until all loans under this Article XII, including interest thereon, have been repaid in full. Should any other person become entitled to a distribution under the Plan at a time when one or more
Article XII loans to such person remain outstanding, then the unpaid balance of such loans shall become immediately due and payable, up to an amount equal to the amount to be distributed to him under the Plan. The Trustee shall, accordingly, collect such accelerated indebtedness by withholding it from and offsetting it against the amount to be distributed. To the extent any Qualified Domestic Relations Order requires payment to an Alternate Payee at a time when a loan is outstanding to the Participant from whose Account the Qualified Domestic Relations Order requires payment, the terms of such Order shall control.

                  12.4 Liquidation of Account. The proceeds for each loan under the Plan shall be taken directly from the Employee Deferral Contributions Account and/or the Rollover Account, as applicable, in which the applicant has an interest by liquidating one or more of the investments at the time held in such Account(s). The applicant shall accordingly provide the Committee with investment directives specifying which of the applicant's investments under the Plan are to be liquidated in order to provide the loan proceeds. The Committee shall promptly direct the Trustee to liquidate one or more investments held in the Account(s) in accordance with the applicant's instructions. In the absence of such instructions from the applicant, the loan proceeds shall be obtained by liquidating a portion of each investment held in the Account(s), with the amount so liquidated to be in the same proportion as the market value of each such investment bears to the total market value of all investments held in the Account(s).

                  12.5 Earmarked Investment. All notes evidencing Article XII loans from the Employee Deferral Contributions Account and/or the Rollover Account, as applicable, shall constitute an earmarked investment of the applicable Account(s). Accordingly, each of such Account(s) shall at the time the loan is made be divided into two (2) subaccounts. Subaccount One shall be credited with the note and shall not share in the investment gains or losses of the Fund under Article VIII. Subaccount Two shall be credited with that portion of the Account which is not loaned to the applicant (including payments of interest and principal made on the note) and shall be periodically adjusted under Section 8.2 for its allocable share of the investment gains and losses of the Fund. To the extent the Employee Deferral Contributions Account and/or the Rollover Account, as applicable, has an earmarked investment under this Section 12.5, then all Employee Deferral Contributions

                                       42.

and/or Rollover Contributions thereafter allocated to such Account shall be credited to Subaccount Two, where they shall remain until they become the subject of a subsequent loan under this Article XII.

                                       43.

                                  ARTICLE XIII

                                    FIDUCIARY

                  13.1 Plan Administrator. The Company shall be the Plan Administrator, but it may delegate its duties as such to a committee appointed in accordance with Article XIV.

                  13.2 Named Fiduciary. The Plan Administrator shall be a "named fiduciary" of the Plan with authority to manage and control Plan assets and to select the Investment Manager.

                  13.3 Employment of Advisors. A "named fiduciary," and any "fiduciary" named by a "named fiduciary," may employ one or more persons to render advice with regard to any responsibility of such "named fiduciary" or "fiduciary" under the Plan.

                  13.4 Multiple Fiduciary Capacities. Any "named fiduciary" and any other "fiduciary" may serve in more than one fiduciary capacity with respect to the Plan.

                  13.5 Indemnification. The Company shall maintain and keep in force such insurance as the Plan Administrator shall determine to insure and protect the Company's directors, officers, employees and any appropriately authorized delegates or appointees of them against any and all claims, damages, liability, loss, cost or expense (including attorney's fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan (or Trust, if applicable), including without limitation, the members of the Board, the Committee, the members of the Committee, and directors, officers and employees of the Company performing responsibilities, duties, functions, and/or actions at the direction or under the authority of any of the foregoing.

                  In lieu of and/or as a supplement and in addition to the insurance referred to in the foregoing sentence, the Company shall indemnify and hold harmless its directors, officers and employees against any and all claims, damages, liability, loss, cost or expense arising in connection with (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan (or Trust, if applicable) including without limitation the members of the Board, the Committee, the members of the Committee, and directors, officers and employees of the Company performing responsibilities, duties, functions and/or actions at the direction or under the authority of any of the foregoing; provided, however, that no such indemnification shall extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person has acted in bad faith or was guilty of gross negligence in the performance of his duties unless such court shall, in view of all the circumstances of the case, determine that such person is fairly and reasonably entitled to indemnification.

                                       44.

                                   ARTICLE XIV

                                 ADMINISTRATION

                  14.1     The Committee.

                  (a) The Plan Administrator shall appoint a Committee, consisting of at least two (2) members, to be known as the "Committee" which shall serve at the pleasure of the Plan Administrator. Unless the Plan Administrator otherwise provides, any members of the Committee who is a director or Employee of the Company at the time of his appointment will be considered to have resigned from the Committee when no longer a director or Employee. At least one (1) member of the Committee shall be an officer of the Company.

                  (b) All of the reasonable expenses of the Committee shall be paid from the Fund, unless paid directly by the Company. Directors and Employees shall receive no compensation for their services rendered to or as members of the Committee.

                  (c) The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Committee shall deliver to such interested person a written revocation of such authorization.

                  (d) A member of the Committee who is also a Participant shall not vote or act upon any matter relating specifically to himself.

                  14.2 Powers and Duties of the Committee. The Committee shall be empowered to perform the administrative duties described in this Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Committee shall have the power to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Committee shall have full power and authority to determine the eligibility of employees to participate in the Plan, the service to be credited to the Employees, the status and rights of a Participant, the identity of the beneficiary or beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant, and the amount of the benefits (if any) to which any Participant or his Spouse or beneficiary is entitled under the Plan. Except as is otherwise provided hereunder, the Committee shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Committee. The decision of the Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons. The Committee shall file all reports and forms lawfully required to be filed by the Committee with any governmental agency or department, federal or state, and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state. The Committee shall keep itself advised with respect to the investment of the Fund and shall, not less frequently than annually, report to the Employer regarding the investment and reinvestment of the Fund. The Committee shall have power to direct specific investments of the Fund only where such power is expressly conferred by this Plan and only to the extent described in this Plan. All other investment duties shall be the responsibility of the Trustee.

                  14.3 Delegation of Responsibility by the Committee. The Committee may designate persons, including persons other than "named fiduciaries," to carry out the responsibilities of the Committee provided for hereunder. The Committee shall not be liable for any act or omission of a person so designated.

                                       45.

                  14.4     Investment Direction by Plan Administrator.

                  (a) The Board may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Company shall deliver to such interested person a written revocation of such authorization.

                  (b) The Board shall have power to establish the funding policy of the Plan pursuant to Section 14.7 and make and deal with any investment of the Fund in any manner consistent with the Plan which they deem advisable.

                  (c) The Board shall have all the rights, powers, duties and obligations regarding investment of Plan assets granted or imposed upon it elsewhere in the Plan.

                  (d) The Board shall exercise its responsibilities hereunder in a uniform and nondiscriminatory manner.

                  (e) The Board shall designate a representative to enter into one or more contracts with a Funding Agent under which the Funding Agent establishes and makes available separate investment funds to which the Participants may direct the investment of their Accounts. Any such contract(s) may provide for the contributions thereunder to be held in the Funding Agent's general account or in one or more of its commingled separate accounts.

                  (f) The Committee shall make recommendation to the Board with regard to the exercise of the Board's powers described in subparagraphs (a) through (e).

                  14.5 The Investment Manager. The Board may, by an instrument in writing, appoint one or more persons (each of which is hereinafter referred to as an "Investment Manager") as adviser to the Board in respect of investments and may, subject to any restrictions upon investment imposed upon the Board by any regulation prescribed by the Secretary relating to the qualified status of the Fund as tax exempt, or by the Act, delegate to an Investment Manager from time to time, the power to manager, acquire and dispose of any Plan assets. Each person so appointed shall be an Investment Adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or any insurance company qualified to manage, acquire, or dispose of any asset of the Plan under the laws of more than one state. Each Investment Manager shall acknowledge in writing that he is a "fiduciary" with respect to the Plan. The Board shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. The Board shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager.

                  14.6 Appointment of a Trustee. The Board may, by an instrument in writing, appoint one or more persons to serve as Trustee (each of which is herein referred to as a "Trustee") of all or a portion of the Future Investment Trust and the Stock Bonus Trust. Each Trustee shall be subject to direction by the Company or an Investment Manager and shall have no discretion with respect to management and control of Plan assets, except, to the extent that the instrument appointing such Trustee provides that such Trustee shall have power to manage and control Plan assets. Each Trustee shall accept its appointment by an instrument in writing. The Company shall enter into an agreement with each Trustee specifying the duties and compensation of such Trustees and the other terms and conditions under which such Trustees shall serve. Neither the Company nor the Board shall be liable for any act or omission of any Trustee with respect to any duties delegated to such Trustee. The Board may, at any time, terminate the appointment of any Trustee.

                                       46.

                  14.7 Funding Policy. The funding policy of the Plan shall be as follows:

                  (a) Subject to Article VII, Company contributions allocated to the Fund shall be invested in a manner consistent with the investment objectives determined by the Board. The Board shall communicate its investment objectives and funding policy to the Funding Agent as to the Fund and/or to other Investment Managers.

                  (b) The Board shall review at least annually the funding policy and investment objectives of the Plan after reviewing the recommendations of the Committee and shall communicate any revision in such objectives to the Funding Agent as to the Fund and/or to other Investment Managers.

                  14.8 Compensation of Investment Manager and Trustees. Each Investment Manager and each Trustee, if any, shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed upon by the Company and each Trustee and each Investment Manager, as the case may be.

                  14.9 Facility of Benefit Payment. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this Section 14.9 shall be a complete discharge of any liability for the making of such payment under the provision of the Plan.

                  14.10    Claims and Appeals.

                  (a) Claims Procedure. Should any Participant or Beneficiary believe he is entitled to a benefit from the Plan which differs from the benefit determined by the Committee, such Participant or Beneficiary may file a written claim with the Committee. Within ninety (90) days after receipt of such claim (or if an extension of time for processing the claim is required, within one hundred eighty (180) days after receipt of such claim), the Committee shall notify the claimant in writing as to whether the claim has been granted. If the claimant has not received written notice of such decision within the ninety (90) day period (or a one hundred eighty (180) day period, if an extension of time is required), the claimant shall, for the purpose of subparagraph (b), regard his claim as denied.

                  Any notice of denial of a claim shall be set forth in a manner calculated to be understood by the claimant giving:

                           (1) the specific reason or reasons for the denial;

                           (2) the specific reference to the pertinent Plan
provisions on which the denial is based;

                           (3) a description of any additional material or
information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (4) appropriate information as to the steps to be
taken if the Participant or Beneficiary wishes to submit his claim for review.

                  (b) Review Procedure. Any claimant (or his duly authorized representative) whose claim for benefits is denied in whole or in part may appeal to the Committee for a full and fair review of the decision by submitting to the Committee, within sixty (60) days after receiving from the Committee written notice of such denial (as set forth in subparagraph (a)), a written statement:

                                       47.

                        (i) Requesting a review by the Committee of his claim for benefits;

                        (ii) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

                        (iii) Setting forth any issues or comments which the claimant deems pertinent to his claim.

                  (c) Timing of Response on Review. The Committee shall act upon each such claim within sixty (60) days after receipt of the claimant's request for review by the Committee, unless special circumstances require an extension of time for processing. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty (60) day period, and a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the initial request for review. The Committee shall make a full and fair review of each such claim and any written materials submitted by the claimant in connection therewith, and the Committee may require the claimant to submit such additional facts, documents, or other evidence as the Committee may, in its sole discretion, deem necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee on any benefit claim shall be final and conclusive upon all persons.

                  (d) Denial of Appeal. In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of such decision to the claimant, setting forth in a manner calculated to be understood by the claimant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision of the Committee was based.

                                       48.

                                   ARTICLE XV

                             RIGHTS OF PARTICIPANTS

                  15.1 Limitations on Rights of Participants. The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any Employee. The Company shall have the right in all respects to deal with its Employees, their hiring, discharge, compensation and conditions of employment as though this Plan did not exist. No Employee shall have any right to question the action of the Company or the Board in terminating Company liability to contribute to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right only to see the record of the accounts with respect to his own participation, and shall have no right to inquire as to accounts with respect to other persons.

                  The sole rights of a Participant under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he is entitled to receive hereunder, and to name the Beneficiary to receive any death benefits to which such person may be entitled in accordance with the terms of this Plan.

                  15.2 Prohibition Against Assignment or Alienation of Benefits. No benefit, right or interest of any kind of any Participant in this Plan may be assigned, transferred, pledged, mortgaged or otherwise alienated or anticipated, nor shall any such benefit, right or interest be subject to garnishment, attachment, execution or levy of any kind, or any other legal process, whether by virtue of bankruptcy, insolvency or other operation of law (other than (a) Federal tax levies and executions on Federal tax judgments, (b) payments made from the Accounts of a Participant in satisfaction of the rights of alternate payees pursuant to a Qualified Domestic Relations Order under Article XIX) or
(c) the enforcement of any security interests or offset rights applicable to Employee Deferral Contributions Account and Rollover Account of a Participant pursuant to the loan provisions of Article XII).

                                       49.

                                   ARTICLE XVI

                              AMENDMENT OF THE PLAN

                  16.1 Amendment of the Plan. The Company acting through the Board shall have the right at any time, through a written instrument duly executed and acknowledged by an authorized officer of the Company to modify, alter, or amend this Plan, in whole or in part, prospectively or retroactively, to any extent and in any manner as it shall deem advisable. Upon delivery of the instrument of amendment to each participating Affiliated Company and the Trustee, the amendment shall become effective in accordance with its terms as to all Participants and all other persons having or claiming any interest under the Plan. However, no such amendment shall operate to (a) cause any part of the Fund to revert to or be recoverable by any Affiliated Company or to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries; (b) reduce the then outstanding balances in the Accounts of Participants; or (c) cause or effect any discrimination in favor of Highly Compensated Employees; or (d) substantially increase the duties of the Committee and the Trustee hereunder without their written consent.

                                       50.

                                  ARTICLE XVII

                             TERMINATION OF THE PLAN

                  17.1 Termination of the Plan. The Company intends to make contributions to the Plan indefinitely, but it is under no obligation or liability whatsoever to continue its contributions to the Plan or to maintain the Plan for any given length of time. The Company may, in its sole discretion, discontinue contributions at any time without liability whatsoever for such action. In addition, the Board may, at any given time terminate the Plan in whole or in part.

                  17.2 Effect of Discontinuance. In the event the Board decides to discontinue further contributions to the Plan, the duties of the Committee shall continue as before, and the provisions of the Plan (other than the provisions relating to contributions by the Company) shall remain in force with respect to the Employee/Participants of the Company. The Fund shall also remain in existence, and all the provisions of the Fund (other than provisions relating to contributions by the Company) shall continue in effect. Any unallocated balance in the Section 4.10 suspense account at the close of the Plan Year in which the discontinuance of contributions occurs shall be allocated (to the extent permissible) to the Company Profit Sharing Contributions Account of each Participant in Employee status at the end of the Plan Year of discontinuance, with such allocation to be in proportion to the Eligible Earnings paid to each such Participant for such Plan Year. Any other unallocated funds existing at the date of discontinuance (other than any Employee Deferral Contributions, Company Matching Contributions, Company Profit Sharing Contributions, and forfeitures), shall be allocated to all Accounts outstanding on such date in accordance with
Section 8.2. If the Company completely discontinues all contributions to the Plan, then all amounts credited to the Accounts of Participants in accordance with the provisions of this Section 17.2 shall become fully vested and non-forfeitable.

                  17.3 Effect of Termination. If the Plan is terminated completely or if there is a partial termination of the Plan with respect to the Employees of the Company, all amounts credited to the Accounts of affected Participants shall immediately vest in full and become non-forfeitable, and in no event shall any part of the Fund revert to or revest in the Affiliated Company, except as herein provided. The Committee shall, in accordance with
Section 8.2, value the assets of the Fund and the individual Accounts of all affected Participants as of the date of termination and, after satisfying current obligations of the Plan and setting aside funds for anticipated future obligations of the Fund, including (but not limited to) the Trustee's compensation and expenses, shall (in accordance with Section 8.2) allocate to all Accounts outstanding on the date of termination the net increase or decrease in the fair market value of the Fund since the immediately preceding Valuation Date (excluding, however, any Employee Deferral Contributions, Company Profit Sharing Contributions and Company Matching Contributions, and forfeitures for the Plan Year of termination, which are to be allocated in accordance with
Article IV). Any unallocated balance in the Section 4.10 suspense account at the date of termination with shall be allocated (to the extent permissible under Section 4.10) to the Accounts of all Participants who continue in Employee status through the end of the Plan Year of termination, with such allocation to be in proportion to the Eligible Earnings paid to each such Participant for such Plan Year. Upon a complete termination of the Plan, any remaining balance in the
Section 4.10 suspense account shall be returned to the Company.

                  The Trustee shall pay to each Participant for whom the termination is effective (or his Beneficiary) the net value of his Accounts in accordance with the written directives of the Committee. However, should the Company not dissolve or cease all operations as of the date of Plan termination, then the Employee Deferral Contributions Accounts of each such Participant shall not be distributed pursuant to the provisions of this Section 17.3, but shall continue to be held in trust for subsequent distribution in accordance with
Article XI, unless no other successor defined contribution plan is established and the Participant consents to the immediate lump sum distribution of his Accounts.

                  17.4 Plan Transfers or Mergers. The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to, any other qualified retirement plan, trust or fund

                                       51.

shall be permitted only if the benefit each Participant would receive if the Plan were terminated immediately after such merger, consolidation or transfer would be at least as great as the benefit he would have received had this Plan been terminated immediately before the date of merger, consolidation or transfer.

                  17.5 Corporate Changes. The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other company, trade or business, but the Plan may be continued after such merger, provided the successor employer agrees to continue the Plan with respect to Participants employed by the Company. All rights to amend, modify, suspend or terminate the Plan with respect to Participants employed by the Company shall be transferred to the successor employer, effective as of the date of the merger or acquisition.

                  17.6 Determination of Partial Termination. For purposes of this Article XVII, a partial termination of the Plan shall be deemed to occur only if there is a determination, either made or agreed to by the Committee or the Company, or made by the Internal Revenue Service and upheld by a decision of a court of final jurisdiction, that a particular event or transaction which has transpired (including the sale or transfer of all or substantially all of the assets of the Affiliated Company or the cessation of operations at one or more of its facilities) constitutes a partial termination within the meaning of
Section 411(d)(3)(A) of the Code.

                                       52.

                                  ARTICLE XVIII

                            TOP-HEAVY PLAN PROVISIONS

                  18.1 Definitions. For purposes of this Article XVIII, the following terms shall have the meanings indicated:

                  (a) "Determination Date" shall mean for any Plan Year the last day of the immediately preceding Plan Year, except for the initial Plan Year it shall be the last day of such initial Plan Year.

                  (b) "Key Employee" shall mean for any Plan Year any Employee or former Employee (or Beneficiary of any deceased Employee) who is (as of the Determination Date for such Plan Year), or who was at any time during any of the four (4) Plan Years ended immediately prior to the Plan Year in which such Determination Date occurs:

                         (1) an officer of an Affiliated Company who received
aggregate annual Compensation (for the same Plan Year he was such an officer) which was in excess of fifty percent (50%) of the maximum dollar limitation in effect for such Plan Year under Section 415(b)(1)(A) of the Code,

                         (2) one of the ten (10) Employees owning (actually or
constructively under Section 318 of the Code) the largest percentage interest in any Affiliated Company, provided such individual owns more than a one half percent (1/2%) interest in such Affiliated Company and his aggregate Compensation for the same Plan Year is greater than the maximum dollar limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code,

                         (3) a Five Percent (5%) owner of any Affiliated
Company, or

                         (4) a one percent (1%) owner of any Affiliated Company
who received aggregate annual Compensation for the same Plan Year in excess of $150,000.00.

The determination of Key Employee status shall be made pursuant to the criteria set forth in Section 416(i) of the Code and the Regulations issued thereunder. Ownership interests shall be determined in accordance with the attribution rules of Section 318 of the Code.

                  If the number of officers which would otherwise be taken into account under subparagraph (1) for any Plan Year exceeds ten percent (10%) of the total number of Employees of all the Affiliated Companies, then the number of such officers actually qualifying as Key Employees under subparagraph (1) for such Plan Year shall be limited to that number of officers, not in excess of ten percent (10%) of such total number of Employees, selected from the group of all Employees determined to be officers at any time during the five (5) Plan Year period ending with the Determination Date for the current Plan Year, who received the highest annual Compensation for any Plan Year (during such five (5) year period) for which they were officers.

                  For purposes of subparagraph (2) above, should two (2) Employees own the same percentage interest in one or more Affiliated Companies, then the Employee having the greater aggregate annual Compensation for the Plan Year shall be deemed to own the larger percentage interest.

                  (c) "Non-Key-Employee" shall mean any Employee who is not a Key Employee and shall include any Employee who is a former Key Employee.

                  (d) "Permissive Aggregation Group" shall mean a group of plans consisting of the Required Aggregation Group plus any other plan of the Affiliated Companies which, when considered together with the

                                       53.

Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (e) "Required Aggregation Group" shall mean a group of plans consisting of (1) this Plan and any other qualified plan of one or more Affiliated Companies (including a simplified employee pension plan) in which at least one Key Employee participates and (2) any other qualified plan of the Affiliated Companies which enables any plan described in subparagraph (1) above to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                  (f) "Remuneration" shall have the meaning assigned to such term in Section 4.8(i) and shall be applied on an aggregate basis as if all the Affiliated Companies were a single employer entity paying such Remuneration.

                  (g) "Top-Heavy Contribution" shall have the meaning assigned to such term in Section 18.3.

                  (h) "Top-Heavy Ratio" shall mean that fraction the numerator of which is the sum of the account balances of all Key Employees under this Plan (and, if this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group, the sum of (1) the account balances of all Key Employees under all other defined contribution plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies, and (2) the present value of the accrued benefits of all Key Employees under all defined benefit plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies), and the denominator of which is the sum of the account balances of all Participants under this Plan (and, if this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group, the sum of (1) the account balances of all Participants under all other defined contribution plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies, and (2) the present value of the accrued benefits of all Participants under all defined benefit plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies.

                  In determining the Top-Heavy Ratio, the following rules shall apply:

                         (1) The value of such account balances and the present
value of such accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date within the twelve (12) month period ending on the Determination Date. Each account balance so determined shall be adjusted for (a) the amount of any contributions made after such Top-Heavy Valuation Date but on or before the Determination Date or, with respect to defined contribution plans subject to Section 412 of the Code, (b) the amount of any contributions to be allocated as of a date on or before the Determination Date though not yet required to be actually contributed. Except as otherwise provided in subparagraph (2) below or in the Regulations issued under Section 416(g)(3) of the Code, the value of each such account balance or accrued benefit shall also include all distributions made from such account or made with respect to such accrued benefit during the five (5) Plan Year period ending on the Determination Date. The present value of each accrued benefit under a defined benefit plan shall be determined as if the individual ceased Employee status as of the Top-Heavy Valuation Date and shall be calculated in accordance with the actuarial assumptions in effect for such purpose under the defined benefit plan under which such benefit is payable. The accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by one or more Affiliated Companies or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

                         (2) Should there be effected a transfer from one
qualified plan to another (by rollover or plan-to-plan transfer) which is (a) incident to a plan merger or consolidation or incident to a plan division, (b) made between two plans maintained by the same employer (as determined pursuant to the aggregation rules of Section 414(b), (c) or (m) of the Code) or (c) otherwise not initiated by the Employee, then the Participant's accrued benefit or account balance under the transferee plan shall include any amount

                                       54.

attributable to such transfer which is received or accepted by such plan on or before the Determination Date, and the transferor plan shall not be required to include such amount in the Participant's accrued benefit or account balance as of such Determination Date or any date thereafter. With respect to any rollover or plan-to- plan transfer not otherwise described in the preceding sentence, the Participant's accrued benefit or account balance under the transferor plan shall include any amount distributed or transferred by such plan, and the transferee plan shall not be required to include, as part of the Participant's accrued benefit or account balance, any amount attributable to the assets received in such transfer if accepted after December 31, 1983, but such transferee plan shall be required to include the assets received in such transfer in the calculation of the Participant's accrued benefit or account balance if such assets were accepted prior to January 1, 1984.

                         (3) No accrued benefit or account balance of a
Participant or Beneficiary shall be taken into account for purposes of calculating the Top-Heavy Ratio if the Participant has not been an Employee during the five (5) Plan Year period ending with the Determination Date for a particular Plan Year, and no accrued benefit or account balance of a Participant or Beneficiary shall be taken into account for purposes of calculating the Top-Heavy Ratio if the Participant ceases to be a Key Employee.

                         (4) When two or more plans constitute a Required
Aggregation Group or a Permissive Aggregation Group, the present value of the accrued benefits or the value of the account balances (as adjusted for distributions to Key Employees and all Employees for the relevant five (5) Plan Year period) shall be determined separately for each plan on the basis of the determination date in effect for that plan. The plans are then to be aggregated by adding together the results obtained for each plan as of the determination date falling within the same calendar year as the determination dates for all the other aggregated plans.

                         (5) The calculation of the Top-Heavy Ratio shall be
made in accordance with Section 416 of the Code and the Regulations issued thereunder.

                  (i) "Top-Heavy Valuation Date" shall mean the Valuation Date coincident with or immediately preceding the Determination Date.

                  18.2 Top-Heavy Status. This Plan shall be considered "Top-Heavy" with respect to any Plan Year if, as of the Determination Date for such Plan Year, any of the following conditions exists:

                  (a) The Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not a part of any Required Aggregation Group;

                  (b) This Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or

                  (c) This Plan is part of a Required Aggregation Group and also part of one or more Permissive Aggregation Groups and the Top-Heavy Ratio for each Permissive Aggregation Group exceeds sixty percent (60%).

                  18.3 General Rules. For any Plan Year for which the Plan is "Top-Heavy" as set forth in Section 18.2, any other provision of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

                  (a) The vesting provisions of Section 18.4;

                  (b) The minimum contribution provisions of Section 18.5; and

                  (c) The limitation on contribution provisions of Section 18.6.

                                       55.

                  18.4 Vesting Provisions. Each Participant who has completed an Hour of Service during any Plan Year in which the Plan is Top-Heavy shall have his nonforfeitable right to his Company Matching Contributions Account and Company Profit Sharing Contributions Account be determined as of the last day of such Plan Year as follows, unless the Plan's vesting provisions otherwise provide the Participant with a vested balance of a greater amount:

            Years of Vesting Service                     Percentage Vested
            ------------------------                     -----------------
               Less than 2                                            0%
               2 but less than 3                                     20%
               3 but less than 4                                     40%
               4 but less than 5                                     60%
               5 but less than 6                                     80%
               6 or more                                            100%

                  18.5 Minimum Contribution Provisions. Subject to Section 18.7, each Participant who (a) is a Non-Key Employee (as defined in Section 18.1(c) below) and (ii) is employed on the last day of the Plan Year, even if such individual has failed to complete 1,000 Hours of Service during such Plan Year, shall be entitled to have Employee Deferral Contributions equal to an amount of the lesser of (a) three percent (3%) of the Participant's Remuneration, or (b) the percentage of Remuneration represented by the aggregate amount of Employee Deferral Contributions, Company Matching Contributions, Company Profit Sharing Contributions and forfeitures under this Plan and all other employer contributions and forfeitures under any other defined contribution plans to which one or more Affiliated Companies contributions which are allocated for such Plan Year to the Accounts of the Key Employees for whom such aggregate percentage is the highest for such Plan Year, taking into account only the first One Hundred Fifty Thousand Dollars ($150,000) subject to future cost of living increases under Section 401(a)(17) of the Code.

                  If Company Matching Contributions under this Plan are utilized to satisfy such minimum Top- Heavy Contribution, then the Company Matching Contributions for such Plan Year must satisfy the non-discrimination standards of Section 401(a) of the Code without regard to Section 401(m) of the Code. Accordingly, the contribution percentage test of Section 7.1 shall not be applicable to such Company Matching Contributions.

                  The Top-Heavy Contributions shall be paid to the Trustee as soon as possible after the end of the Plan Year for which such contributions are made, but in any event within the time limits prescribed under applicable state and federal tax laws for the current deductibility thereof.

                  The Committee shall maintain a Top-Heavy Contribution Account for each Participant which shall be credited with all Top-Heavy Contributions made on the Participant's behalf pursuant to the provisions of this Section
18.5. Such Account shall be adjusted periodically to reflect the Participant's share of the earnings, gain and losses of the Fund attributable to the Top-Heavy Contributions credited to the Account. Each Participant shall vest in his Top-Heavy Contribution Account in accordance with this Article XVIII.

                  18.6 Coordination of Plans. In the event that both this Plan and the Burr-Brown Corporation Employee Retirement Income Plan (or any other defined benefit plan maintained by the Company) are deemed top-heavy for the same Plan Year, each Employee covered under both plans who receives the defined benefit minimum under the defined benefit plan shall not be entitled to any minimum contribution under this Plan for such Plan Year.

                  18.7 Limitation of Contributions. In the event that the Company also maintains a defined benefit plan on behalf of Participants in this Plan, one of the two following provisions shall apply:

                                       56.

                  (a) If for the Plan Year this Plan would not continue to be a Top-Heavy Plan (as determined in accordance with Section 18.2 below) if "ninety percent (90%)" were substituted for sixty percent (60%)," then Section 18.5 shall apply for such Plan Year as if amended so that the "four percent (4%)" were substituted for "three percent (3%)" therein.

                  (b) If for the Plan Year this Plan would continue to be a Top-Heavy Plan (as determined in accordance with Section 18.2 below) if "ninety percent (90%)" were substituted for "sixty percent (60%)," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated for the Plan Year by substituting "1.0" for "1.25" in each place such figure appears under Section 415 of the Code, except with respect to any individual for whom there are no Company contributions allocated for any accruals for such individual under the defined benefit plan.

                                       57.

                                   ARTICLE XIX

                       QUALIFIED DOMESTIC RELATIONS ORDERS

                  19.1 Definitions. For purposes of this Article XIX, the following definitions shall apply:

                  (a) "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant for whom a Domestic Relations Order specifies the right to receive all or a portion of the benefits otherwise payable under the Plan to such Participant.

                  (b) "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), child support, alimony payments or marital property rights to an Alternate Payee.

                  (c) "Earliest Retirement Age" shall mean, with respect to any Participant, the earlier of (1) the date on which the Participant is entitled to a distribution from the Plan or (2) the later of (i) the date the Participant will attain age fifty (50) or (ii) the earliest date the Participant would be entitled to a distribution of benefits under the Plan were he to cease Employee status.

                  (d) "Qualified Domestic Relations Order" shall mean any Domestic Relations Order which satisfies the following three (3) requirements:

                         (1) such Order establishes (or otherwise recognizes the
existence of) the right of an Alternate Payee to receive all or a portion of the benefits otherwise payable under the Plan to a Participant;

                         (2) such Order specifies (i) the name and last known
mailing address of the Participant, (ii) the name and mailing address of each Alternate Payee covered by such Order, (iii) the amount or percentage of the Participant's benefits under the Plan payable to each such Alternate Payee or the manner in which such amount or percentage is to be calculated, and (iv) the number of payments or the duration of the pay-out period to which the Order applies; and

                         (3) such Order does not require the Plan to (i) provide
any type or form of benefit or option not otherwise available under the Plan,
(ii) provide increased benefits under the Plan or (iii) pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee pursuant to any Qualified Domestic Relations Orders previously issued to the Plan.

                  A Domestic Relations Order shall not be considered to be in violation of the requirement of clause (i) of subparagraph (3) above merely because such Order requires the payment of benefits to an Alternate Payee on or after the date the Participant attains the Earliest Retirement Age, whether or not such Participant actually ceases Employee status on or before such date. Accordingly, such payments shall be made as if the Participant ceased Employee status on the date on which benefits are to enter pay status under the Order.

                  19.2 Notification. Upon receipt of a Domestic Relations Order, the Committee shall promptly notify the affected Participant and the Alternate Payee of the receipt of such Order and the procedures established by the Committee for determining whether such Order satisfies the requirements for recognition as a Qualified Domestic Relations Order. Such notice shall also advise the Alternate Payee of his right to designate a representative to receive communications from the Committee concerning the disposition of the Domestic Relations Order. Within a reasonable time after providing such notification, the Committee shall, pursuant to such procedures, determine whether or not the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee (or his representative) of such determination.

                                       58.

                  19.3 Procedures. The Committee shall establish reasonable procedures for determining the qualified status of Domestic Relations Orders and for effecting distributions pursuant to all such Orders which are determined to be Qualified Domestic Relations Orders. Such procedures shall be reviewed periodically by the Committee to determine whether they remain reasonable and efficient and comply with applicable requirements of the Act, the Code and Treasury regulations issued thereunder.

                  19.4     Payment.

                  (a) During the period in which the qualified status of a Domestic Relations Order is being determined, the Committee shall defer the payment of all Plan benefits affecting the Participant which are in dispute and shall segregate, in a separate Account maintained under the Plan, all amounts which would otherwise be payable to the Alternate Payee during such period were the Order determined to be a Qualified Domestic Relations Order.

                  (b) If the Committee determines, within eighteen (18) months after the date the first payment to the Alternate Payee would otherwise be required pursuant to the terms of the Order, that such Order is a Qualified Domestic Relations Order, then the Committee shall authorize the payment of the entire balance of the segregated Account (including any earnings thereon) to the person or persons entitled thereto. Such payment shall be made in any form in which benefits under the Plan may be distributed to Participants or their Beneficiaries.

                  (c) If the Committee determines, within such eighteen
(18)-month period under paragraph (b) above, that such Order is not a Qualified Domestic Relations Order, or if the qualified status of such Order cannot be determined prior to the expiration of such eighteen (18)-month period, then the Committee shall authorize the payment of the segregated Account (including any earnings thereon) to the person or persons who would have been entitled to the amounts credited to such Account had the Order not been issued. If such person is the Participant, then the Account shall remain part of the Fund and shall not be distributed until the Participant becomes entitled to benefits under the Plan in accordance with the provisions of Article X or XI. Should there be a subsequent determination that the Order is in fact a Qualified Domestic Relations Order, then such determination shall be applied on a prospective basis only.

                                       59.

                                   ARTICLE XX

                            MISCELLANEOUS PROVISIONS

                  20.1 Plan Interpretation. It is intended that this Plan meet all requirements for profit-sharing plan qualification under the Code and that it comply with the Act, as amended from time to time. If any provision of this Plan is subject to more than one interpretation, such ambiguity shall be resolved in favor of that interpretation which is consistent with this Plan being a qualified Plan within the meaning of Sections 401(a), 401(k) and 501(a) of the Code and in compliance with the Act, as amended or replaced by an applicable law of like intent and purpose.

                  20.2 Consents by Board and Committees. All consents of the Board and of the Committee herein may be granted or withheld in the sole and absolute discretion of such parties and, if granted, may be granted on such terms and conditions as the Board or the Committee, as the case may be, in its sole and absolute discretion, determines. Neither the Board nor the Committee, in granting or withholding such consents, or in making such determinations, or in taking any other actions in connection with the administration of the Plan and the Fund, shall discriminate in favor of Employees who are "Highly Compensated Employees".

                  20.3 Return of Contributions. Assets held in the Fund must be held for the exclusive benefit of the Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of the Company except under the following conditions:

                  (a) Each contribution made under this Plan is hereby made expressly conditional upon the current deductibility of such contribution under
Section 404 of the Code. Accordingly, to the extent the Internal Revenue Service shall deny a deduction for any such contribution made by the Company, the amount of the contribution for which no deduction is allowed shall be returned to the Company within one (1) year after such disallowance.

                  (b) If, within one (1) year after making a contribution to the Plan, the Company or the Committee certifies that such contribution was made under mistake of fact, the Trustee shall upon the direction of the Committee before the expiration of such year return such contribution to the Company.

                  (c) Any forfeitures remaining in the Section 4.10 suspense account upon the complete termination of the Plan shall be returned by the Trustee to the Company.

                  If the contributions to be refunded under subparagraph (a) or
(b) are Employee Deferral Contributions, then such contributions, together with the earnings thereon, shall not be refunded to the Company but shall be paid as a direct cash bonus to the Participants on whose behalf such Employee Deferral Contributions were made. Such payment shall be subject to the satisfaction of all applicable Federal and state tax withholding requirements.

                  20.4 Plan Expenses. All expenses incident to the operation of the Plan and the Fund, including, but not limited to, administrative expenses, the compensation of any Trustee(s), Investment Manger(s), attorneys who are not employees of the Company, advisors, actuaries, fiduciaries, record keepers and such other persons providing technical and clerical assistance as may be required, shall be paid out of or reimbursed by the Fund, except to the extent that the Company may elect to pay part or all thereof directly or to the extent prohibited by law. Expenses that are allocable to a particular investment fund will be charged against that fund. Nonallocable expenses will be charged ratably to all funds based on the aggregate value of each fund as of the immediately preceding Valuation Date. All expenses of administration may be charged proportionately against the amount outstanding to the credit of each Participant's Account, unless paid by the Company.

                                       60.

                  20.5 Applicable Law. The Plan shall be construed and its validity determined according to the laws of the State of Arizona, to the extent such laws are not preempted by federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if said illegal and invalid provision had never been inserted herein. All controversies, disputes and claims arising hereunder shall be submitted to the United States District Court for the District of Arizona after exhausting the claims procedure provided in Section 14.10, except as otherwise provided in any agreement entered into with the Trustee.

                  20.6 Conditional Establishment. The Plan is hereby amended and restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under Section 401(a) of the Code. In the event the Internal Revenue Service determines that the Plan as so amended and restated does not qualify under the Code, the Plan will be of no effect, and all Company contributions made by the Company, together with any earnings, will be returned to the Company within one (1) year after the date of the adverse Internal Revenue Service determination. All Employee Deferral Contributions made by the Company, together with the earnings thereon, shall be paid directly to the Participants on whose behalf such contributions were made, and such payment shall be subject to the satisfaction of all applicable Federal and State tax withholding requirements. The Board, however, may (but shall not be required to do so) make any retroactive amendments to the Plan which the Internal Revenue Service may require as a condition for its determination that the Plan as established qualifies under Section 401(a) of the Code.

                  20.7 Headings. The titles to sections and headings of this Plan are for convenience of reference, and in case of any conflict the text of the Plan, rather than such titles and headings, shall control.

                                       61.

                                    ADDENDUM

                         SPECIAL TERMINATION PROVISIONS

                  A. Stock Bonus Accounts of Lanpoint Employees. Effective on or about July 1, 1994, the Company will spin off its Lanpoint Division and the employees thereof to an Affiliated Company, Intelligent Instrumentation, Inc. ("I3"). An employee of Lanpoint Division prior to the spin off who directly transfers to I3 without any intervening period of employment ("Lanpoint Employee") shall have the following options with regard to his Stock Bonus
Account:

                  (1) Option 1: a Lanpoint Employee can elect to retain his Stock Bonus Account in the Plan;

                  (2) Option 2: a Lanpoint Employee can elect to take an in-service distribution of all of the Company Stock allocated to his Stock Bonus Account; or

                  (3) Option 3: a Lanpoint Employee can elect to have his Stock Bonus Account liquidated and have the cash transferred to the Section 401(k) plan of I3 and thereby waive any right to receive Company Stock upon subsequent termination of employment with an Affiliated Company.

                  B. Vesting of Accounts of Lanpoint Employees. The Accounts of an employee of I3 who was a Lanpoint Employee (as defined in paragraph A) shall be fully vested in such Accounts as of the date of transfer of such Lanpoint Employee.

                  C. Transfer of Accounts of Lanpoint Employees. The Accounts (other than the Stock Bonus Account) of a Lanpoint Employee (as defined in paragraph A) shall be transferred to the Section 401(k) plan of I3 on or about September 30, 1994. The Stock Bonus Account shall be transferred on or before March 31, 1995.

                                       62.

                  IN WITNESS WHEREOF, the Plan has been adopted on the 23rd day of December, 1994.

                                       BURR-BROWN CORPORATION

                                       By  /s/ John L. Carter
                                           ---------------------------------
                                       Its  Executive Vice President & CFO
                                           ---------------------------------

                                       63.

                             BURR-BROWN CORPORATION
                             FUTURE INVESTMENT TRUST

                              PLAN AMENDMENT NO. 1

                  The BURR-BROWN CORPORATION FUTURE INVESTMENT TRUST (the "Plan"), as originally effective January 1, 1996 and as last restated in its entirety effective January 1, 1987, is hereby amended, effective January 1, 1995, as follows:

                  (a) Section 4.4 is hereby restated in its entirety to read as follows:

                  4.4 Company Matching Contributions. The Company shall make Matching Contributions to the Trustee on a periodic basis, and those contributions shall be allocated to the Company Matching Contributions Account of each Participant in accordance with the percentage match in effect for the Employee Deferral Contributions made by the Participant for the period to which those Matching Contributions relate. The amount of the Matching Contributions made by the Company for any Plan Year on behalf of each Participant shall be equal to twenty-five percent (25%) of the Employee Deferral Contributions actually made hereunder on behalf of that Participant for such Plan Year. Company Matching Contributions may be made on a monthly basis, but in no event shall those contributions be made later than the last day prescribed by law for filing the Company's federal income tax return for such Plan Year, including extension thereof.

                  (b) Except as modified by this Plan Amendment, all the terms and provision of the Plan (as restated effective January 1, 1987) shall continue in full force and effect.

                  IN WITNESS WHEREOF, Burr-Brown Corporation has caused this instrument to be executed on its behalf by its duly-authorized officer as of this 10th day of April, 1995.

                                       BURR-BROWN CORPORATION

                                       By        /s/ S.P. Madavi
                                                -----------------------------
                                                Syrus P. Madavi
                                                President and Chief Executive
                                                Officer

                             BURR-BROWN CORPORATION
                             FUTURE INVESTMENT TRUST

                              PLAN AMENDMENT NO. 2

                  The Burr-Brown Corporation Future Investment Trust (the "Plan"), as originally adopted effective January 1, 1966 and as restated in its entirety effective January 1, 1987 and further modified by Plan Amendment No.1, is hereby further amended effective July 1, 1995, as follows:

                  1. Section 1.1 is hereby amended in its entirety to read as follows:

                           "Account: shall mean a Participant's Employee Deferral Contributions Account, Company Matching Contributions Account, Company Profit Sharing Contributions Account, the 1986 Profit Sharing Account, the Stock Bonus Account, the Stock Bonus Rollover Account maintained under Section 6.3 and the Rollover Account as described in
         Section 8.3. Where more than one Account of any type has been established for a Participant or Beneficiary, reference to "Account" shall include each Account of that type, except where the context clearly indicates to the contrary.

                  2. Section 6.1(b) is hereby amended in its entirety to read as follows:

                           (b) Investment Directives. Each Stock Bonus Account shall remain invested in Company Stock, except to the extent the balance credited to that Account is transferred to a Stock Bonus Rollover Account and reinvested in one (1) or more other investment funds in accordance with Section 6.3.

                  3. There is hereby added to Article VI new Section 6.3 to read as follows:

                           6.3      Reinvestment of Stock Bonus Account.

                                    (a) Transfer to Rollover Account. Each
         Participant may elect to transfer his or her Stock Bonus Account from the separate trust in which such Account is presently maintained under the Plan to a special Stock Bonus Rollover Account maintained under the same trust under which his or her Employee Deferral Contributions Account is maintained. The Participant shall have four (4) separate opportunities to direct such transfer. Each Participant electing to effect such transfer must complete the requisite notification form provided by the Plan Administrator and file the completed form with the Plan Administrator by the applicable due date indicated below for each transfer opportunity. The actual transfer to the Stock Bonus Rollover Account will be effected on the date indicated below for the applicable due date.

              Due Date                          Effective  Date
                 of                                   of
           Transfer Notice                         Transfer

           July 24, 1995                         August 4, 1995
           August 28, 1995                       September 8, 1995
           January 8, 1996                       January 19, 1996
           April 15, 1996                        April 26, 1996

                                    (b) Limitation on Transfer Opportunity. The
         maximum number of shares of Company Stock which may be moved to the Stock Bonus Rollover Account at any one transfer opportunity under
         Section 6.3(a) shall be limited to the GREATER of: (i) 150 shares of Company Stock or (ii) twenty five percent (250) of the total number of shares of Company Stock credited to his Stock Bonus Account as of June 30, 1995.

                                    (c) Reinvestment of Stock Bonus Rollover
         Account. Each Participant may elect to liquidate in whole or in part the Company Stock held in his Stock Bonus Rollover Account and direct the reinvestment of the net proceeds into one or more of the other investment funds available under Article VII. To effect such reinvestment, the Participant must complete the requisite form provided by the Plan Administrator and file the directive with the Plan Administrator during the applicable filing period. The initial period available for filing such reinvestment directives shall commence on July 17, 1995 and continue through July 24, 1995, with the actual liquidation and reinvestment to be effected on or about August 4, 1995. Subsequent filing periods will run concurrently with the periodic election periods in effect under Article VII for changing investment elections. All Participant reinvestment directives under this Section
         6.3 shall be effected through the sale in the open market of one or more shares of Company Stock held in the Participant's Stock Bonus Rollover Account and the reinvestment of the net proceeds among one or more of the investment alternatives available under Article VII in accordance with the Participant's directives. Any Stock Bonus Rollover Account reinvested in one or more investment funds under Article VII shall nevertheless be distributable, following the Participant's Severance Date, in Company Stock in accordance with the provisions of
         Section 6.1(c) and Section 11.5, to the extent the Participant requests the distribution of that Account in shares of Company Stock.

                  4. There is hereby added to Section 8.1 new clause (g) as follows:

                                       2.

                  (g) A Stock Bonus Rollover Account shall be established for each Participant who transfers all or part of his Stock Bonus Account to such Rollover Account in accordance with Section 6.3.

                  5. Section 9.1 is hereby amended in its entirety to read as follows:

                  9.1 Vesting in Employee Deferral Contributions Account, the 1986 Profit Sharing Account, the Stock Bonus Account, the Stock Bonus Rollover Account and the Rollover Account. An Employee's interest in his Employee Deferral Contributions Account, 1986 Profit Sharing Account, Stock Bonus Account, Stock Bonus Rollover Account and Rollover Account herein shall be fully vested at all times.

                  6. Section 11.2 is hereby amended in its entirety to read as follows:

                           11.2 Payment Upon Termination of Employment. Upon a Participant's termination of Employee status, the Participant's nonforfeitable interest in his or her Accounts, determined in accordance with Article IX, shall be distributed in accordance with the provisions of this Article XI. If the Participant should die prior to full payment of his or her nonforfeitable interest under the Plan, payment shall be made to his or her Beneficiary in accordance with
         Section 11.1. To the extent the nonforfeitable balance of one or more of the Participant's Accounts (including his or her Stock Bonus Account or Stock Bonus Rollover Account) is invested in shares of Company Stock, the Participant (or his or her Beneficiary) may elect to receive the distribution of that balance in such shares or in the cash equivalent of those shares.

                  7. Section 11.6 is hereby amended in its entirety to read as follows:

                           11.6 Participant Payment Election Regarding Stock Bonus Rollover Account. A Participant may elect to receive the distribution of the nonforfeitable balance of any Stock Bonus or Stock Bonus Rollover Account maintained for him or her under the Plan in shares of Company Stock, whether or not that particular Account is at the time actually invested in Company Stock. However, no fractional share of Company Stock shall be distributed, and the value of that fractional share shall accordingly be paid in cash. All distributions from the Stock Bonus Accounts and the Stock Bonus Rollover Accounts shall be made in accordance with the provisions of Article VI and
         Section 11.5.

                  7. All references to Stock Bonus Accounts under Article VI and
Section 11.5 shall be deemed to include a reference to any Stock Bonus Rollover Account maintained for the Participant pursuant to the provisions of Section 6.3, to the extent that particular Account is at the time credited with shares of Company Stock.

                                       3.

                  8. Except as modified by this Amendment No. 2, all the terms and provisions of the Plan (as modified by Plan Amendment No. 1) shall continue in full force and effect.

                  IN WITNESS WHEREOF, Burr-Brown Corporation has caused this Plan Amendment to be executed on its behalf by its duly authorized officer as of the this 21st day of July, 1995.

                                            BURR-BROWN CORPORATION

                                            By       /s/ S.P. Madavi
                                                     ------------------------
                                            Title:   President & CEO
                                                     ------------------------

                                       4.